Exhibit 2.1









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                            ASSET PURCHASE AGREEMENT

                                  by and among

                           DARLING INTERNATIONAL INC.,

                              DARLING NATIONAL LLC,

                                       and

                            NATIONAL BY-PRODUCTS, LLC



                          Dated as of December 19, 2005


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
                                TABLE OF CONTENTS

                                                                                                      PAGE

Article I         DEFINITIONS...........................................................................1

         1.1      Certain Definitions...................................................................1

         1.2      Terms Defined Elsewhere in this Agreement.............................................9

         1.3      Other Definitional and Interpretive Matters..........................................11

Article II        PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES...............................12

         2.1      Purchase and Sale of Assets..........................................................12

         2.2      Excluded Assets......................................................................14

         2.3      Assumption of Liabilities............................................................14

         2.4      Excluded Liabilities.................................................................15

         2.5      Further Conveyances and Assumptions; Consent of Third Parties........................16

         2.6      Bulk-Sales Laws......................................................................16

         2.7      Purchase Price Allocation............................................................17

         2.8      Right to Control Payment.............................................................17

         2.9      Proration of Certain Expenses........................................................17

         2.10     Accounts Receivable..................................................................17

Article III       CONSIDERATION........................................................................18

         3.1      Consideration........................................................................18

         3.2      Payment of Purchase Price............................................................18

         3.3      Indemnity Escrow.....................................................................18

         3.4      Closing Statement....................................................................19

         3.5      Purchase Price Adjustment............................................................20

         3.6      Additional Contingent Consideration..................................................22

Article IV        CLOSING AND TERMINATION..............................................................23

         4.1      Closing Date.........................................................................23

         4.2      Termination of Agreement.............................................................23

         4.3      Procedure upon Termination...........................................................26

         4.4      Effect of Termination................................................................26

         4.5      Termination Fee......................................................................26


                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

Article V         REPRESENTATIONS AND WARRANTIES OF SELLER.............................................27

         5.1      Organization and Good Standing; No Subsidiaries......................................27

         5.2      Authorization of Agreement...........................................................28

         5.3      Conflicts; Consents of Third Parties.................................................29

         5.4      Financial Statements.................................................................29

         5.5      No Undisclosed Liabilities...........................................................30

         5.6      Title to Purchased Assets; Sufficiency...............................................31

         5.7      Absence of Certain Developments......................................................31

         5.8      Taxes................................................................................32

         5.9      Real Property........................................................................35

         5.10     Tangible Personal Property...........................................................37

         5.11     Intellectual Property................................................................37

         5.12     Material Contracts...................................................................39

         5.13     Employee Benefits....................................................................41

         5.14     Labor................................................................................45

         5.15     Litigation...........................................................................45

         5.16     Compliance with Laws; Permits........................................................46

         5.17     Environmental Matters................................................................46

         5.18     Insurance............................................................................48

         5.19     Inventories..........................................................................48

         5.20     Accounts and Notes Receivable and Payable............................................48

         5.21     Related Party Transactions...........................................................49

         5.22     Customers and Suppliers..............................................................49

         5.23     Product Warranty; Product Liability..................................................49

         5.24     Banks................................................................................50

         5.25     Full Disclosure......................................................................50

         5.26     Financial Advisors...................................................................50

         5.27     Certain Payments.....................................................................50

         5.28     Information Supplied.................................................................51

         5.29     Seller's Financial Condition.........................................................51


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         5.30     Limitation of Representations and Warranties.........................................51

Article VI        REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER...............................52

         6.1      Organization and Good Standing.......................................................52

         6.2      Capital Structure....................................................................52

         6.3      Authorization of Agreement...........................................................53

         6.4      Conflicts; Consents of Third Parties.................................................53

         6.5      Litigation...........................................................................54

         6.6      Financial Advisors...................................................................54

         6.7      Voting Requirements..................................................................54

         6.8      Parent SEC Documents.................................................................54

         6.9      Information Supplied.................................................................55

         6.10     Environmental Matters................................................................55

         6.11     Financing............................................................................56

         6.12     Full Disclosure......................................................................57

Article VII       COVENANTS............................................................................57

         7.1      Access to Information................................................................57

         7.2      Conduct of the Business Pending the Closing..........................................58

         7.3      Consents.............................................................................60

         7.4      Regulatory Approvals.................................................................61

         7.5      Further Assurances...................................................................62

         7.6      No Solicitation by Seller; Etc.......................................................62

         7.7      Non-Competition; Non-Solicitation; Confidentiality...................................65

         7.8      Preservation of Records..............................................................66

         7.9      Publicity............................................................................66

         7.10     Use of Name..........................................................................67

         7.11     Environmental Matters................................................................67

         7.12     Cooperation with Financing...........................................................67

         7.13     Monthly Financial Statements.........................................................68

         7.14     Notification of Certain Matters......................................................68


                                      iii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         7.15     Parent Board of Directors............................................................68

         7.16     Preparation of the Form S-4 and the Joint Proxy Statement; Stockholder Meetings......68

         7.17     Dividends............................................................................70

         7.18     Amendment of Rights Plan.............................................................70

         7.19     No Dissolution of Seller.............................................................70

         7.20     Transfer of Certificates of Title....................................................70

         7.21     Agreements of Rule 145 Affiliates....................................................70

         7.22     Updating of Schedules................................................................71

         7.23     Engagement of Actuary................................................................71

Article VIII      EMPLOYEES AND EMPLOYEE BENEFITS......................................................71

         8.1      Employment...........................................................................71

         8.2      Standard Procedure...................................................................72

         8.3      Employee Benefits....................................................................72

         8.4      Withdrawal Liability.................................................................72

Article IX        CONDITIONS TO CLOSING................................................................73

         9.1      Conditions Precedent to Obligations of Parent and Purchaser..........................73

         9.2      Conditions Precedent to Obligations of Seller........................................77

Article X         INDEMNIFICATION......................................................................78

         10.1     Survival of Representations and Warranties...........................................78

         10.2     Indemnification......................................................................79

         10.3     Indemnification Procedures...........................................................80

         10.4     Limitations on Indemnification for Breaches of Representations and Warranties........81

         10.5     Tax Treatment of Indemnity Payments..................................................82

Article XI        TAXES................................................................................82

         11.1     Transfer Taxes.......................................................................82

         11.2     Prorations...........................................................................82

         11.3     Cooperation on Tax Matters...........................................................83

Article XII       RISK OF LOSS.........................................................................83


                                       iv

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

Article XIII      MISCELLANEOUS........................................................................84

         13.1     Expenses.............................................................................84

         13.2     Specific Performance.................................................................84

         13.3     Submission to Jurisdiction; Consent to Service of Process; Arbitration...............84

         13.4     Entire Agreement; Amendments and Waivers.............................................85

         13.5     Governing Law........................................................................86

         13.6     Notices..............................................................................86

         13.7     Severability.........................................................................87

         13.8     Binding Effect; Assignment...........................................................87

         13.9     Non-Recourse.........................................................................87

         13.10    Counterparts.........................................................................88


Exhibits
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Exhibit A         Form of Escrow Agreement

Exhibit B         Form of Rule 145 Affiliate Agreement

Exhibit C         Form of Noncompetition and Nonsolicitation Agreement

Exhibit D         Form of Bill of Sale

Exhibit E         Form of Assignment and Assumption Agreement

Exhibit F         Form of Power of Attorney

Exhibit G         Form of Opinion of Seller's Counsel

Exhibit H         Form of Opinion of Parent's Counsel

                            ASSET PURCHASE AGREEMENT


           This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of December 19, 2005, by and among DARLING INTERNATIONAL INC., a Delaware corporation ("Parent"), DARLING NATIONAL LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Purchaser"), and NATIONAL BY-PRODUCTS, LLC, an Iowa limited liability company ("Seller").

                              W I T N E S S E T H:

           WHEREAS, Seller presently conducts the Business;

           WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein (the "Transaction");

           WHEREAS, the Board of Managers of Seller and the Board of Directors of Parent on behalf of Parent and Purchaser have approved this Agreement and the Transaction;

           WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

           1.1 Certain Definitions.

           For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

           "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

           "Business" means the business of Seller, including (i) the collection and conversion of animal and poultry by-products from the meat processing and restaurant industries into fats and protein meal products, (ii) the collection, processing and marketing of animal hides, and (iii) the sale of the processed products to livestock and pet food manufacturers, among other customers, throughout the United States and internationally.

           "Business Day" means any day of the year on which national banking institutions in Dallas, Texas are open to the public for conducting business and are not required or authorized to close.

           "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

           "Code" means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.

           "commercially reasonable efforts" means the efforts, time and costs a prudent person desirous of achieving a result would use, expend or incur in similar circumstances to achieve such results as expeditiously as possible; provided that such person is not required to expend funds or assume liabilities beyond those that are (i) commercially reasonable in nature and amount in the context of the transaction or (ii) otherwise required to be expended or assumed pursuant to the terms of this Agreement.

           "Contract" means any written or oral contract, agreement, indenture, note, bond, debenture, mortgage, loan, instrument, lease, license, commitment or other obligation.

           "Documents" means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets, in each case whether or not in electronic form.

           "Employee" means all individuals (including common law employees, independent contractors and individual consultants), as of the date hereof, who are employed or engaged by Seller in connection with the Business, together with individuals who are hired in respect of the Business after the date hereof.

           "Environmental Costs and Liabilities" means, with respect to any Person, all Liabilities and Remedial Actions incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law or to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Body or other Person, or which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute.

           "Environmental Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other legal requirement or obligation in any way relating to pollution, odors, noise, or the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

           "Environmental Permit" means any Permit required by Environmental Laws for the operation of the Business.

           "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "Excluded Contracts" means the following Contracts and any amendments thereto: (i) the Letter Agreement, by and between First Union Securities, Inc. and Seller, dated as of August 1, 2001; (ii) the Matching Service Agreement, by and between DM Kelly & Company and Seller, dated as of August 9, 2002; (iii) the Unit Appreciation Agreement; (iv) the Seller's Rights Agreement, dated as of January 1, 1999; and (v) any Contract that cannot be assigned by law or its terms.

           "Former Employee" means all individuals (including common law employees, independent contractors and individual consultants) who were employed or engaged by Seller in connection with the Business but who are no longer so employed or engaged on the date hereof.

           "Fully Diluted Basis" means accounting for all outstanding securities generally entitled to vote in the election of directors of Parent on a fully diluted basis, after giving effect to the exercise or conversion of all options, warrants, rights and other securities exercisable or convertible into such voting securities, which shall include any shares of Parent Common Stock to be issued to Seller on the Closing Date, but not include any stock options for which the exercise price exceeds the Closing Share Price.

           "Furniture and Equipment" means all furniture, furnishings, equipment, vehicles, leasehold improvements not deemed real estate by applicable Laws, and other tangible personal property, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies, including but not limited to those assets listed on Company Disclosure Schedule 1.1.

           "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

           "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

           "Hardware" means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

           "Hazardous Material" means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "pollutant," "contaminant," "radioactive," or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi and urea formaldehyde insulation.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

           "Indebtedness" of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction that has been drawn upon, including any fees related to such obligations whether or not drawn upon; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends and prepayment or redemption premiums and penalties (if any), unpaid fees or expense and other monetary obligations in respect of any and all redeemable preferred stock of such Person; (vii) all checks issued by Seller prior to the Closing Date that remain outstanding as of the Closing Date;
(viii) all obligations of the type referred to in clauses (i) through (vii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

           "Intellectual Property" means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals and continuations-in-part and patents issuing thereon, along with all reissues, reexaminations, substitutions and extensions thereof (collectively, "Patents");
(ii) all trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, "Marks"); (iii) all Internet domain names; (iv) all copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions of any of the foregoing (collectively, "Copyrights"); (v) trade secrets ("Trade Secrets"); and (vi) all other intellectual property rights arising from or relating to Technology.

           "Intellectual Property Licenses" means (i) any grant by Seller to another Person of any right, permission, consent or non-assertion relating to or under any of the Purchased Intellectual Property and (ii) any grant by another Person to Seller of any right, permission, consent or non-assertion relating to or under any third Person's Intellectual Property.

           "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

           "Knowledge of Parent" means the knowledge that Bill McMurtry has or could reasonably be expected to have acquired in the course of performance of his duties for Parent.

           "Knowledge of Seller" means the knowledge that Mark Myers, David Pace, Todd Ferrell and Larry Angotti have or could reasonably be expected to have acquired in the course of performance of their respective duties for Seller.

           "Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other legal requirement or obligation.

           "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, mediations, investigations, inquiries, proceedings or claims (including counterclaims) by or before a Governmental Body.

           "Liability" means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).

           "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

           "Material Adverse Effect" means a material adverse effect on (i) the business, assets, properties, prospects, results of operations or financial condition of Seller or of the Business; (ii) the value of the Purchased Assets or a material increase in the amount of Assumed Liabilities; or (iii) the ability of Seller to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or the Seller Documents, except Material Adverse Effect shall not include matters affecting the rendering business generally or general economic conditions.

           "Order" means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

           "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business, as conducted by Seller, through the date of determination consistent with past practice.

           "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

           "Parent Material Adverse Effect" means a material adverse effect on
(i) the business, assets, properties, prospects, results of operations or financial condition of Parent or of the business of Parent; or (ii) the ability of Parent or Purchaser to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement or the Purchaser Documents, except Parent Material Adverse Effect shall not include matters affecting the rendering business generally or general economic conditions.

           "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

           "Permitted Exceptions" means (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; (ii) mechanics', carriers', workers' and repairers' Liens that do not, individually or in the aggregate, have a Material Adverse Effect and which if filed are being contested in a timely manner pursuant to applicable Law and are properly reserved against in Seller's books and records in accordance with GAAP; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that if such regulations have been violated, such violations, individually or in the aggregate, do not have a Material Adverse Effect; and (iv) easements, covenants, restrictions and encumbrances which do not, individually or in the aggregate, have a Material Adverse Effect.

           "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

           "Purchased Contracts" means all Contracts of Seller related to the Business other than the Excluded Contracts.

           "Purchased Intellectual Property" means all Intellectual Property (i) owned by Seller and related to the Business or (ii) used by Seller in connection with the Business.

           "Purchased Technology" means all Technology (i) owned by Seller and related to the Business or (ii) used by Seller in connection with the Business, including, without limitation, all Software and other Technology developed by Seller and relating to employees and payroll.

           "Release" means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

           "Remedial Action" means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) correct a condition of noncompliance with Environmental Laws.

           "SEC" means the United States Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation, related to any of the foregoing.

           "Subsidiary" means, with respect to any Person, any other Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such Person or (ii) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of the other Person.

           "Tax" or "Taxes" means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts of any kind imposed by any Taxing Authority in connection with any item described in clause (i); and
(iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.

           "Taxing Authority" means the IRS and any other Governmental Body responsible for the administration of any Tax.

           "Tax Return" means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller or any of its Affiliates.

           "Technology" means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or related to, or are used in connection with the foregoing.

           "Unit Appreciation Agreement" means that certain letter agreement, dated as of December 12, 2001, from Seller to certain employees of Seller, whereby Seller agreed to, among other things, pay a lump sum payment to each such employee upon the termination of his or her employment with Seller for any reason in the amount of (i) the difference between the market value of one membership unit of Seller at the time of such termination and $23, multiplied by
(ii) the number of shares of Seller's capital stock such employee was required to sell as a result of Seller's conversion from a corporation to a limited liability company on January 11, 2002, as such agreement may have been amended or supplemented.

           "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder.

           1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

      Term                                                            Section
      ----                                                            -------
      AAA                                                             13.3(a)
      Adjusted Closing Cash Payment                                   3.4
      Agreed Principles                                               3.4
      Agreement                                                       Introductory Paragraph
      Antitrust Division                                              7.4(a)
      Antitrust Laws                                                  7.4(b)
      Asset Acquisition Statement                                     2.7
      Assumed Liabilities                                             2.3
      Balance Sheet                                                   5.4(a)
      Balance Sheet Date                                              5.4(a)
      Basket                                                          10.4(a)
      Cash Escrow Amount                                              3.3
      Closing                                                         4.1
      Closing Balance Sheet                                           3.5(a)
      Closing Cash Payment                                            3.1(a)
      Closing Date                                                    4.1
      Closing Issued Shares                                           3.1(a)
      Closing Share Price                                             3.1(b)
      Closing Statement                                               3.5(a)
      Closing Working Capital                                         3.5(a)
      Company Disclosure Schedule                                     Article V Introductory Paragraph
      Confidential Information                                        7.7(c)
      Confidentiality Agreement                                       7.1
      Copyrights                                                      1.1 (in Intellectual Property definition)
      Employee Benefit Plans                                          5.13(a)
      ERISA Affiliate                                                 5.13(a)
      ERISA Affiliate Plans                                           5.13(a)
      Escrow Agent                                                    3.3
      Escrow Agreement                                                3.3
      Escrowed Shares                                                 3.3
      Estimate Statement                                              3.4
      Estimate Statement Delivery Date                                3.4
      Estimated Closing Balance Sheet                                 3.4
      Excluded Assets                                                 2.2
      Excluded Liabilities                                            2.4
      Excluded Properties                                             5.9(a)
      Expenses                                                        4.5(a)
      Final Closing Balance Sheet                                     3.5(e)
      Final Working Capital                                           3.5(e)


                                       9

      Term                                                            Section
      ----                                                            -------
      Financial Statements                                            5.4(a)
      Financing                                                       9.1(q)
      FIRPTA Affidavit                                                9.1(n)
      Form S-4                                                        5.28
      FTC                                                             7.4(a)
      Indemnity Escrow Amount                                         3.3
      Independent Accountant                                          3.5(c)
      Initial Closing Working Capital                                 3.4
      Joint Proxy Statement                                           5.28
      Labor Contracts                                                 5.14(a)
      Loss and Losses                                                 10.2(a)
      Marks                                                           1.1 (in Intellectual Property definition)
      Material Contracts                                              5.12(a)
      Monthly Financial Statements                                    7.13
      Multiemployer Plans                                             5.13(a)
      Multiple Employer Plans                                         5.13(a)
      Negative Adjustment                                             3.4
      Net Working Capital                                             3.4
      Nonassignable Assets                                            2.5(b)
      Owned Property and Owned Properties                             5.9(a)
      Parent                                                          Introductory Paragraph
      Parent Disclosure Schedule                                      Article VI Introductory Paragraph
      Parent's Environmental Assessment                               7.11(a)
      Parent Indemnified Parties                                      10.2(a)
      Parent Preferred Stock                                          6.2
      Parent SEC Documents                                            6.8
      Parent Stock Plan                                               6.2
      Parent Stockholder Approval                                     6.7
      Parent Stockholders Meeting                                     7.16(c)
      Patents                                                         1.1 (in Intellectual Property definition)
      PBGC                                                            5.13(e)
      Payoff Indebtedness Amount                                      3.1(a)
      Personal Property Leases                                        5.10(b)
      Plan                                                            8.4(a)
      Positive Adjustment                                             3.4
      Purchase Price                                                  3.1(a)
      Purchased Assets                                                2.1
      Purchaser                                                       Introductory Paragraph
      Purchaser Documents                                             6.3
      Purchaser Plans                                                 8.3
      Qualified Plans                                                 5.13(c)
      Real Property Lease and Real Property Leases                    5.9(a)
      Related Persons                                                 5.21
      Remaining Issued Shares                                         3.6(b)(ii)
      Representatives                                                 7.6(a)


                                       10

      Term                                                            Section
      ----                                                            -------
      Restricted Business                                             7.7(a)
      Rule 145 Affiliate                                              7.21
      Seller                                                          Introductory Paragraph
      Seller's Environmental Assessment                               7.11(b)
      Seller Adverse Recommendation Change                            7.6(c)
      Seller Adverse Recommendation Notice                            7.6(c)
      Seller Board Recommendation                                     7.16(b)
      Seller Documents                                                5.2(a)
      Seller Indemnified Parties                                      10.2(b)
      Seller Marks                                                    7.10
      Seller Permits                                                  5.16(b)
      Seller Property and Seller Properties                           5.9(a)
      Seller Unitholder Approval                                      5.2(b)
      Seller Unitholders Meeting                                      7.16(b)
      Superior Proposal                                               7.6(d)
      Survival Period                                                 10.1
      Takeover Proposal                                               7.6(d)
      Target Share Price                                              3.6(b)(i)
      Target Working Capital                                          3.4
      Term Sheet                                                      6.11
      Termination Date                                                4.2(a)
      Termination Fee                                                 4.5(a)
      Third Party Claim                                               10.3(b)
      Total Consideration                                             3.1(a)
      Trade Secrets                                                   1.1 (in Intellectual Property definition)
      Transaction                                                     Recitals
      Transfer Taxes                                                  11.1
      Transferred Employees                                           8.1
      True-Up Date                                                    3.6(a)
      True-Up Market Price                                            3.6(a)
      True-Up Shares                                                  3.6(b)(iii)
      Unitholders                                                     3.2(b)
      Unresolved Claims                                               3.3
      Value Gap                                                       3.6(b)(ii)

           1.3 Other Definitional and Interpretive Matters.

           (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

           Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

           Dollars. Any reference in this Agreement to $ shall mean U.S.
dollars.

           Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

           Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

           Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

           Including. The word "including" or any variation thereof means (unless the context of its usage requires otherwise) "including, but not limited to," and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

           (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

           2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser all of Seller's right, title and interest in, to and under the Purchased Assets, free and clear of all Liens except for Permitted Exceptions. "Purchased Assets" shall mean all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of Seller related to the Business on the Closing Date, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of Seller (other than the Excluded Assets), including each of the following assets.

           (a) all cash and accounts receivable of Seller;

           (b) all inventory used or useful in the Business;

           (c) all tangible personal property used or useful in the Business, including Furniture and Equipment;

           (d) all deposits (including customer deposits and security for rent, electricity, telephone, hedging contracts or otherwise) and prepaid charges and expenses, including any prepaid rent, of Seller;

           (e) all rights of Seller under all Owned Property and each Real Property Lease, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

           (f) the Purchased Intellectual Property and the Purchased Technology;

           (g) all rights of Seller under the Purchased Contracts including all claims or causes of action with respect to the Purchased Contracts;

           (h) all Documents that are related to the Business, including Documents relating to products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, Purchased Technology, personnel files for Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause
(e) above, but excluding those documents referenced in Section 2.2(b) below;

           (i) all assets of any trust attributable to Employees and Former Employees in connection with any Employee Benefit Plan;

           (j) all Permits, including Environmental Permits, used by Seller in the Business (which includes all Permits necessary to conduct the Business as currently conducted) and all rights, and incidents of interest therein;

           (k) all raw materials and supplies owned by Seller and used in connection with the Business;

           (l) all rights of Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with Former Employees, Employees and agents of Seller or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof);

           (m) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to Seller or to the extent affecting any Purchased Assets;

           (n) all work-in-process;

           (o) all assets of the type reflected on the Balance Sheet;

           (p) all claims, choses-in-action and rights in litigation and settlements in respect thereof;

           (q) Seller's rights to the name "National By-Products";

           (r) all third-party property and casualty insurance proceeds, and all rights to third-party property and casualty insurance proceeds, in each case to the extent received or receivable in respect of the Business; and

           (s) all goodwill and other intangible assets associated with the Business, including the goodwill associated with the Purchased Intellectual Property.

           2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Seller shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean each of the following assets:

           (a) the Excluded Contracts;

           (b) all minute books, organizational documents, stock registers and such other books and records of Seller as pertain to ownership, organization or existence of Seller and duplicate copies of such records as are necessary to enable Seller to file tax returns and reports;

           (c) except as set forth on Company Disclosure Schedule 2.2(c), all shares of capital stock or other equity securities of Seller or held by Seller with respect to any other Person;

           (d) the real estate in Denver, Colorado referred to by Seller as the "closed Pepcol plant," which is described more fully on Company Disclosure
Schedule 2.2(d);

           (e) a limited partnership interest in the Marriott Hotel located at 7th and Grand, Des Moines, Iowa, which is described more fully on Company Disclosure Schedule 2.2(e); and

           (f) all ownership interests in International By Products, S. de R.L. de C.V.

           2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall assume, effective as of the Closing, the following liabilities of Seller (collectively, the "Assumed Liabilities"):

           (a) all liabilities of Seller under the Purchased Contracts;

           (b) all accounts payable incurred in the Ordinary Course of Business;

           (c) all Liabilities arising out of, under or in connection with any Indebtedness of Seller and accounted for in the calculation of Final Working Capital hereunder; and

           (d) all Liabilities reflected, including reserves therefor, on the Final Closing Balance Sheet, excluding all Liabilities referred to in Section 2.4.

           2.4 Excluded Liabilities. Purchaser will not assume or be liable for any Excluded Liabilities. Seller shall timely perform, satisfy and discharge in accordance with their respective terms all Excluded Liabilities. "Excluded Liabilities" shall mean all Liabilities of Seller arising out of, relating to or otherwise in respect of the Business on or before the Closing Date and all other Liabilities of Seller other than the Assumed Liabilities. Excluded Liabilities shall include the following Liabilities and in no event shall Purchaser assume any liability for the matters set out in this Section 2.4 except those Liabilities reflected, including reserves therefor, on the Final Closing Balance
Sheet:

           (a) all Liabilities in respect of any products sold and/or services performed by Seller on or before the Closing Date;

           (b) except to the extent specifically provided in Article VIII, all Liabilities arising out of, relating to or with respect to (i) the employment or performance of services, or termination of employment or services by Seller or any of its Affiliates of any individual on or before the Closing Date, (ii) workers' compensation claims against Seller that relate to the period on or before the Closing Date, irrespective of whether such claims are made prior to or after the Closing, (iii) any Employee Benefit Plan, (iv) Seller's Long-Term Incentive Plan;

           (c) all Liabilities arising out of, under or in connection with Excluded Contracts and, with respect to Purchased Contracts, Liabilities in respect of a breach by or default of Seller accruing under such Contracts with respect to any period prior to Closing;

           (d) all Liabilities for (i) Seller's portion of Transfer Taxes, (ii) Taxes of Seller or any Subsidiary (or any predecessor thereof), (iii) Taxes that relate to the Purchased Assets or the Assumed Liabilities for taxable periods (or portions thereof) ending on or before the Closing Date, including, without limitation, Taxes allocable to Seller pursuant to Section 11.2, and (iv) payments under any Tax allocation, sharing or similar agreement (whether oral or written);

           (e) all Liabilities in respect of any pending or threatened Legal Proceeding, or any claim arising out of, relating to or otherwise in respect of
(i) the operation of the Business to the extent such Legal Proceeding or claim relates to such operation on or prior to the Closing Date, or (ii) any Excluded Asset;

           (f) all Liabilities relating to any dispute with any client or customer of the Business existing as of the Closing Date or based upon, relating to or arising out of events, actions, or failures to act prior to the Closing Date; and

           (g) all Liabilities or obligations of Seller relating to the business, operations, assets or Liabilities of any Subsidiary or former Subsidiary of Seller based upon, relating to or arising out of events, actions or failures to act prior to the Closing Date.

           2.5 Further Conveyances and Assumptions; Consent of Third Parties.

           (a) From time to time following the Closing, Seller and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and aquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and the Seller Documents and to assure fully to Seller and its successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Purchaser Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

           (b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Body or is cancelable by a third party in the event of an assignment ("Nonassignable Assets") unless and until such consent shall have been obtained. Seller shall use its commercially reasonable efforts to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller in trust for Purchaser and the covenants and obligations thereunder shall be performed by Purchaser in Seller's name and all benefits and obligations existing thereunder shall be for Purchaser's account. Seller shall take or cause to be taken at Seller's expense such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, Seller authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser's expense, to perform all the obligations and receive all the benefits of Seller under the Nonassignable Assets and appoints Purchaser its attorney-in-fact to act in its name on its behalf with respect thereto.

           2.6 Bulk-Sales Laws. Purchaser hereby waives compliance by Seller with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser; provided, however, that, except with respect to the Assumed Liabilities, Seller agrees (a) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Purchaser or the Purchased Assets by reason of such noncompliance, (b) to indemnify, defend and hold harmless Purchaser from and against any and all such claims in the manner provided in Article X and (c) to take promptly all necessary action to remove any Lien which is placed on the Purchased Assets by reason of such noncompliance. Any "bulk-transfer" Law that addresses Taxes shall be governed by Article XI and not by this Section 2.6.

           2.7 Purchase Price Allocation. Not later than ninety days after the Closing Date, Purchaser and Seller will work together in good faith to prepare and deliver a copy of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") allocating the Total Consideration among the Purchased Assets. If Seller and Purchaser cannot agree to an Asset Acquisition Statement, each shall prepare its own proposed Asset Acquisition Statement, and such disagreement shall be resolved in accordance with the same procedures set forth in Sections 3.5(b) and 3.5(c). The Total Consideration paid by Purchaser for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement as finalized pursuant to this Section 2.7, and all income Tax Returns and reports filed by Purchaser and Seller relating to the Business or the Purchased Assets shall be prepared consistently with such allocation. For purposes of this Section 2.7, the Purchased Assets include the covenant not to compete as set forth in Section 7.7.

           2.8 Right to Control Payment. Purchaser shall have the right, but not the obligation, to make any payment due from Seller with respect to any Excluded Liabilities which are not paid by Seller within five Business Days following written request for payment from Purchaser; provided, however, that if Seller advises Purchaser in writing during such five Business Day period that a good faith payment dispute exists or Seller has valid defenses to non-payment with respect to such Excluded Liability, then Purchaser shall not have the right to pay such Excluded Liability. Seller agrees to reimburse Purchaser promptly and in any event within five Business Days following written notice of such payment by Purchaser for the amount of any payment made by Purchaser pursuant to this
Section 2.8. Payment under this Section 2.8 shall be made promptly and in full, without regard to Article X.

           2.9 Proration of Certain Expenses. Subject to Section 2.4(d) and
Section 11.2 with respect to Taxes, all expenses and other payments in respect of the Owned Property and all rents and other payments (including any prepaid amounts) due under the Real Property Leases and any other leases constituting part of the Purchased Assets shall be prorated between Seller, on the one hand, and Purchaser, on the other hand, as of the Closing Date. Seller shall be responsible for all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges and other payments of any kind accruing during any period under the Real Property Leases or any such other leases up to and including the Closing Date. Purchaser shall be responsible for all such rents, charges and other payments accruing during any period under the Real Property Leases or any such other leases after the Closing Date. Purchaser shall pay the full amount of any invoices received by it and shall submit a request for reimbursement to Seller for Seller's share of such expenses and Seller shall pay the full amount of any invoices received by it and Purchaser shall reimburse Seller for Purchaser's share of such expenses.

           2.10 Accounts Receivable. Seller shall provide reasonable assistance to Purchaser in the collection of accounts receivable. If Seller shall receive payment in respect of accounts receivable that are included in the Purchased Assets, then Seller shall promptly forward such payment to Purchaser.

                                   ARTICLE III

                                  CONSIDERATION

           3.1 Consideration.

           (a) The aggregate consideration for the Purchased Assets shall be (i)
(A) an amount in cash (the "Closing Cash Payment") equal to (x) $70.5 million, less (y) the amount of Indebtedness related to Seller's credit facilities outstanding immediately prior to the Closing Date (the "Payoff Indebtedness Amount"), plus (B) that number of shares of Parent Common Stock (the "Closing Issued Shares") equal to 20% of the outstanding shares of Parent Common Stock as of 8 a.m. Central Time on the Closing Date, calculated on a Fully Diluted Basis (the "Purchase Price"), and (ii) the assumption of the Assumed Liabilities (together with the Purchase Price, the "Total Consideration"). The Purchase Price will be subject to adjustment pursuant to Sections 3.4, 3.5 and 3.6.

           (b) For purposes of this Agreement, the "Closing Share Price" shall be an amount equal to the per share closing price of Parent Common Stock on the American Stock Exchange (as reported by The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) for the trading day immediately preceding the Closing Date.

           3.2 Payment of Purchase Price.

           (a) On the Closing Date, Parent shall pay the Adjusted Closing Cash Payment (as defined below), less the Cash Escrow Amount, to Seller, which amount shall be paid by wire transfer of immediately available funds into an account designated by Seller in writing not fewer than three Business Days prior to the Closing Date.

           (b) As soon as reasonably practicable after the Closing Date, Parent shall deliver to Seller certificates representing the Closing Issued Shares, less the Escrowed Shares (as defined below), registered in the names of the holders of record of the outstanding membership units of Seller set forth on Company Disclosure Schedule 3.2(b) (the "Unitholders"), pro rata in accordance with their ownership interests, and Seller shall promptly distribute such certificates to the Unitholders.

           (c) On the Closing Date, Parent shall pay the Payoff Indebtedness Amount on behalf of Seller by wire transfer of immediately available funds as directed by the holders of such Indebtedness.

           (d) Promptly after Closing, Seller shall pay all amounts owed under the Unit Appreciation Agreement to the beneficiaries of the Unit Appreciation Agreement and all amounts owed under Seller's Long-Term Incentive Plan, in each case less applicable withholding and employment taxes.

           3.3 Indemnity Escrow. On the Closing Date, Parent shall, on behalf of Seller, deliver to U.S. Bank, National Association, as agent to Parent and Seller (the "Escrow Agent"), to an account designated by the Escrow Agent, an amount in immediately available funds equal to $3.5 million (the "Cash Escrow Amount") and that number of shares of Parent Common Stock equal to the quotient of $6.5 million divided by the Closing Share Price (the "Escrowed Shares" and together with the Cash Escrow Amount, the "Indemnity Escrow Amount"), in accordance with the terms of this Agreement and the Escrow Agreement in substantially the form attached hereto as Exhibit A, which will be executed at the Closing, by and among Parent, Seller and the Escrow Agent (the "Escrow Agreement"). Any payment Seller is obligated to make to any Parent Indemnified Parties pursuant to Article X shall be paid, to the extent there are sufficient funds in the Indemnity Escrow Account, by release of funds to the Parent Indemnified Parties from the Indemnity Escrow Account by the Escrow Agent in accordance with the terms set forth in the Escrow Agreement. The Escrow Agent shall release the Indemnity Escrow Amount (to the extent not utilized to pay Purchaser for any indemnification claim) to Seller in accordance with the terms set forth in the Escrow Agreement. The Indemnity Escrow Amount retained by the Escrow Agent for any claims for indemnification under Article X asserted but not settled before the applicable release date under the Escrow Agreement ("Unresolved Claims") shall be released by the Escrow Agent (to the extent not utilized to pay Purchaser for any such claims resolved in favor of Purchaser) upon their resolution in accordance with Article X and the Escrow Agreement.

           3.4 Closing Statement. At least two (2) Business Days before Closing (the "Estimate Statement Delivery Date"), Seller shall cause to be prepared and delivered to Parent an estimated balance sheet of Seller as of the end of business on the Closing Date and prior to the consummation of the transactions contemplated hereby (the "Estimated Closing Balance Sheet") and a statement (the "Estimate Statement") setting forth Seller's good faith estimate of Net Working Capital (as defined below) derived from the Estimated Closing Balance Sheet ("Initial Closing Working Capital") and the corresponding Adjusted Closing Cash Payment to be paid at Closing, if any. Seller shall provide Parent with copies of or reasonable access to such books and records as are reasonably necessary for purposes of verifying the amounts set forth in the Estimated Closing Balance Sheet and the Estimate Statement. "Net Working Capital" means, at the time of determination, the current assets of the Business (less Excluded Assets included in such current assets), reduced by the current liabilities of the Business (which shall include all Indebtedness, whether current or long-term, and any Liabilities related to employees such as projected workers' compensation claims and, to the extent not paid before Closing, all amounts owed by Seller under the Unit Appreciation Agreement to the beneficiaries of the Unit Appreciation Agreement and all amounts owed under Seller's Long-Term Incentive Plan, but shall exclude the Payoff Indebtedness Amount and Excluded Liabilities included in such current liabilities), in each case as determined in accordance with GAAP, and the accounting principles set forth on Company Disclosure
Schedule 3.4 (the "Agreed Principles"). An example, for illustrative purposes only, of the calculation of Net Working Capital as of October 1, 2005 is set forth on Company Disclosure Schedule 3.4. Seller shall use the latest available information as of the Estimate Statement Delivery Date to prepare the Estimated Closing Balance Sheet and to calculate the Initial Closing Working Capital and the Adjusted Closing Cash Payment. The preparation of the Estimate Statement shall be for the purpose of determining the difference between Initial Closing Working Capital and Target Working Capital. If Initial Closing Working Capital exceeds $250,000 ("Target Working Capital"), the Closing Cash Payment shall be increased by the amount of such excess (such increase, a "Positive Adjustment") and, if Target Working Capital exceeds Initial Closing Working Capital, the Closing Cash Payment shall be reduced by the amount of such excess (such reduction, a "Negative Adjustment"). "Adjusted Closing Cash Payment" means the Closing Cash Payment plus any Positive Adjustment or the Closing Cash Payment minus any Negative Adjustment, as applicable.

           3.5 Purchase Price Adjustment.

           (a) As promptly as practicable, but no later than sixty days after the Closing Date, Parent shall cause to be prepared and delivered to Seller an unaudited balance sheet of Seller (the "Closing Balance Sheet") and a closing statement (the "Closing Statement") and a certificate based on such Closing Statement setting forth Parent's calculation of Net Working Capital derived from the Closing Balance Sheet ("Closing Working Capital"). The preparation of the Closing Statement shall be for the purpose of determining the difference between Initial Closing Working Capital and Closing Working Capital.

           (b) If Seller disagrees with the amounts reflected on the Closing Balance Sheet or Parent's calculation of Closing Working Capital delivered pursuant to Section 3.5(a), Seller may, within thirty (30) days after delivery of the Closing Statement, deliver a notice to Parent disputing such amounts reflected on the Closing Balance Sheet and/or disagreeing with such calculation of Closing Working Capital and setting forth Seller's calculation of such amounts. Any such notice of dispute or disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet, the Closing Statement and the calculation of Closing Working Capital delivered pursuant to Section 3.5(a).

           (c) If a notice of disagreement shall be duly delivered pursuant to
Section 3.5(b), Parent and Seller shall, during the fifteen (15) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the proper amounts set forth on the Closing Balance Sheet and the amount of Closing Working Capital, which amount shall not be less than the amount thereof shown in Parent's calculation delivered pursuant to Section 3.5(a) nor more than the amount thereof shown in Seller's calculation delivered pursuant to Section 3.5(b). If the parties so resolve all disputes, the Closing Balance Sheet and the computation of Closing Working Capital, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding on the parties. If during such period, Parent and Seller are unable to reach an agreement, they shall promptly thereafter cause Ernst & Young LLP (or if Ernst & Young LLP is unable or unwilling to accept its mandate, an independent nationally recognized accounting firm to be mutually agreed upon by Parent and Seller, in either such case, the "Independent Accountant") to review this Agreement and the disputed items or amounts for the purpose of determining the proper amounts on the Closing Balance Sheet and calculating Closing Working Capital (it being understood that in making such determination and calculation, the Independent Accountant shall be functioning as an expert and not as an arbitrator). In making such determination and calculation, the Independent Accountant shall consider only those items or amounts in the Closing Balance Sheet, the Closing Statement and Parent's calculation of Closing Working Capital as to which Seller has disagreed. The Independent Accountant shall deliver to Parent and Seller, as promptly as practicable (but in any case no later than thirty days from the date of engagement of the Independent Accountant), a report setting forth such determination and calculation, which amount shall not be less than the amount thereof shown in Parent's calculation delivered pursuant to
Section 3.5(a) nor more than the amount thereof shown in Seller's calculation delivered pursuant to Section 3.5(b). Such report shall be final and binding upon Parent and Seller. The fees, costs and expenses of the Independent Accountant's review and report shall be borne equally by Parent and Seller.

           (d) Parent and Seller shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Balance Sheet, the Closing Statement and the calculation of Closing Working Capital and in the conduct of the review referred to in this Section 3.5, including the making available to the extent necessary of books, records, work papers and personnel.

           (e) If Initial Closing Working Capital exceeds Final Working Capital, Seller shall pay to Parent, in the manner and with interest as provided in
Section 3.5(f), the amount of such excess as an adjustment to the Purchase Price, to the extent there are sufficient funds in the Indemnity Escrow Account, by release of funds to Parent from the Indemnity Escrow Account by the Escrow Agent in accordance with the Escrow Agreement. If Final Working Capital exceeds Initial Closing Working Capital, Parent shall pay to Seller, in the manner and with interest as provided in Section 3.5(f), the amount of such excess as an adjustment to the Purchase Price. "Final Closing Balance Sheet" and "Final Working Capital" mean, respectively, the Closing Balance Sheet and Closing Working Capital (i) as shown in Parent's calculation delivered pursuant to
Section 3.5(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.5(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Parent and Seller pursuant to Section 3.5(c) or
(B) in the absence of such agreement, as shown in the Independent Accountant's calculation delivered pursuant to Section 3.5(c); provided, however, that in no event shall Final Working Capital be more than Seller's calculation of Closing Working Capital delivered pursuant to Section 3.5(b) or less than Parent's calculation of Closing Working Capital delivered pursuant to Section 3.5(a).

           (f) Any payment pursuant to Section 3.5(e) shall be made within three Business Days after Final Working Capital has been determined by wire transfer by Parent or Seller, as the case may be, of immediately available funds to the account of such other party as may be designated in writing by such other party prior to such transfer. The amount of any payment to be made pursuant to this
Section 3.5 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest published from time to time by The Wall Street Journal, Eastern Edition (under the heading "Money Rates"), as the "prime rate" during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

           3.6 Additional Contingent Consideration.

           (a) In addition to the Purchase Price paid to Seller on the Closing Date (as it may be adjusted), depending upon the market price of the Parent Common Stock on the True-Up Date (as hereinafter defined), Parent shall, if required hereunder, deliver to Seller additional consideration in the form of certificates representing shares of Parent Common Stock registered in the names of the Unitholders who hold, directly or as Escrowed Shares, Remaining Issued Shares (as hereinafter defined), pro rata in accordance with their respective percentage of Remaining Issued Shares held by them, directly or as Escrowed Shares, immediately prior to the True-Up Date, and Seller shall promptly distribute such certificates to such Unitholders. For purposes of determining whether any such additional consideration shall be paid by Parent hereunder, on the last day of the 13th full consecutive month following the Closing Date (the "True-Up Date"), Parent shall deliver to Seller a schedule setting forth the True-Up Market Price of the Parent Common Stock. For purposes hereof, "True-Up Market Price" shall mean, with respect to the Parent Common Stock, on a per share basis (as adjusted for any stock split, stock dividend, combination or recapitalization), an amount equal to the average of the per share closing price of Parent Common Stock on the American Stock Exchange (as reported by The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source), for each of the trading days included in the ninety (90) prior consecutive calendar days, ending with the calendar day immediately preceding the True-Up Date.

           (b) In the event that the product of (i) the True-Up Market Price and
(ii) the aggregate number of Closing Issued Shares (as adjusted for any stock split, stock dividend, combination or recapitalization) is less than $70.5 million, Parent will issue to Seller certificates representing an additional number of shares of Parent Common Stock registered in the names of the Unitholders who hold, directly or as Escrowed Shares, Remaining Issued Shares, which number of shares shall be calculated by Parent as follows:

               (i) First, the "Target Share Price" shall be determined by dividing (A) $70.5 million by (B) the aggregate number of Closing Issued Shares (as adjusted for any stock split, stock dividend, combination or recapitalization);

               (ii) Second, the "Value Gap" shall be determined by multiplying
          (A) the aggregate number of Closing Issued Shares (including without duplication the Escrowed Shares, but excluding any Escrowed Shares released to Parent in accordance with the terms of the Escrow Agreement, and as adjusted for any stock split, stock dividend, combination or recapitalization), less the number of any such Closing Issued Shares (as so adjusted) transferred by the Unitholders (except transfers by gift or into trust) on or after the Closing Date (the "Remaining Issued Shares") by (B) the difference between (x) the Target Share Price and (y) the higher of the True-Up Market Price or $3.60 (as adjusted for any stock split, stock dividend, combination or recapitalization); provided that the difference in subclause (B) is a positive number, if not, then the "Value Gap" shall be zero; and

               (iii) Third, the number of additional shares of Parent Common Stock to be issued in accordance with this Section 3.6 (the "True-Up Shares") shall be determined by dividing (A) the Value Gap by (B) the higher of (x) the True-Up Market Price and (y) $3.60 (as adjusted for any stock split, stock dividend, combination or recapitalization), rounded to the nearest whole number.

           (c) Certificates representing the True-Up Shares registered in the names of the Unitholders who hold, directly or as Escrowed Shares, Remaining Issued Shares shall be delivered by Parent to Seller no later than the 20th Business Day following the True-Up Date and allocated among all of the Unitholders who hold, directly or as Escrowed Shares, Remaining Issued Shares in accordance with their respective percentage of Remaining Issued Shares held by them immediately prior to the True-Up Date; provided, however, that no fractional shares of Parent Common Stock will be issued hereunder; and, provided further, however, that the total number of True-Up Shares to be registered in the name of each Unitholder who holds, directly or as Escrowed Shares, Remaining Issued Shares shall be rounded to the nearest whole number. Seller shall promptly distribute the certificates representing such True-Up Shares to the appropriate Unitholders.

                                   ARTICLE IV

                             CLOSING AND TERMINATION

           4.1 Closing Date. The consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in
Article II hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 200 Crescent Court, Suite 300, Dallas, Texas 75201 (or at such other place as the parties may designate in writing) at 10:00 a.m. (Dallas time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto.

           4.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

           (a) At the election of Seller or Parent on or after May 15, 2006 (such date, as it may be extended under this Section 4.2(a), the "Termination Date") if the Closing shall not have occurred by the close of business on such date; provided, that the terminating party is not in material default of any of its obligations hereunder; and provided further, that (A) either Parent or Seller shall have the option to extend, from time to time, the Termination Date for additional periods of time, not to exceed 60 days in the aggregate (or such longer period as Parent and Seller may mutually agree) if all other conditions to the Closing are satisfied or capable of then being satisfied and the sole reason that the Closing has not been consummated is that the condition set forth in Section 7.4 has not been satisfied due to the failure to obtain the necessary consents and approvals under applicable Laws or an Order of a Governmental Body of competent jurisdiction shall be in effect and Parent, Purchaser or Seller are still attempting to obtain such necessary consents and approvals under applicable Laws, or are contesting (x) the refusal of the relevant Governmental Body to give such consents or approvals, or (y) the entry of any such Order, in court or through other applicable proceedings; and (B) the right to terminate this Agreement pursuant to this Section 4.2(a) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date;

           (b) by mutual written consent of Seller and Parent;

           (c) by written notice (i) from Parent to Seller that there has been an event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect or (ii) from Seller to Parent that there has been an event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Parent Material Adverse Effect;

           (d) by Seller or Parent if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 4.2(d) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement;

           (e) by Parent, if Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 9.1(a) or 9.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen days following receipt by Seller of notice of such breach from Parent;

           (f) by Seller, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) or 9.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen days following receipt by Parent of notice of such breach from Seller;

           (g) by Parent if (i) a Seller Adverse Recommendation Change shall have occurred or (ii) the Board of Managers of Seller or any committee thereof
(x) shall not have rejected any Takeover Proposal within fifteen (15) Business Days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by Seller's unitholders of a tender offer or exchange offer, which shall constitute a failure to reject such Takeover Proposal) or (y) shall have failed to publicly reconfirm the Seller Board Recommendation within fifteen (15) Business Days after receipt of a written request from Parent that it do so if such request is made following the making by any Person of a Takeover Proposal;

           (h) by Seller or Parent if the Seller Unitholder Approval shall not have been obtained at the Seller Unitholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right of Seller to terminate this Agreement under this Section 4.2(h) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 7.6 or 7.16(b);

           (i) by Seller or Parent if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right of Parent to terminate this Agreement under this Section 4.2(i) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 7.16(c);

           (j) by Parent on or before February 28, 2006, if (i) Parent's Environmental Assessment (as defined in Section 7.11(a) below) at Seller's properties shall have revealed any circumstances that could reasonably be expected to result in (A) the criminal prosecution of Seller or any director, officer or employee of Seller under Environmental Laws, (B) any suspension or closure of operations at Seller's properties or facilities or the revocation or termination of any material Environmental Permits or (C) any Environmental Costs and Liabilities that, individually or in the aggregate, will or could reasonably be expected to result in expenditures to cure in excess of the amounts reserved therefor on the Balance Sheet by at least $2.75 million, or (ii) Parent's operational due diligence review of Seller shall have revealed any deficiencies in the Purchased Assets that indicate that Parent would not be able to continue to operate the combined businesses of Parent and Seller for the year following Closing at a capital expenditure cost equal to or less than 150% of the current annual capital expenditure budgets of Parent and Seller, on a combined basis; or

           (k) by Seller on or before February 28, 2006, if (i) Seller's Environmental Assessment (as defined in Section 7.11(b) below) at Parent's properties shall have revealed any circumstances that could reasonably be expected to result in (A) the criminal prosecution of Parent or any director, officer or employee of Parent under Environmental Laws, (B) any suspension or closure of operations at Parent's properties or facilities or the revocation or termination of any material Environmental Permits or (C) any Environmental Costs and Liabilities that, individually or in the aggregate, will or could reasonably be expected to result in expenditures to cure in excess of the amounts reserved therefor on Parent's balance sheet as at October 1, 2005 by at least $2.75 million, or (ii) Seller's operational due diligence review of Parent shall have revealed any deficiencies in Parent's assets that indicate that Parent would not be able to continue to operate the combined businesses of Parent and Seller for the year following Closing at a capital expenditure cost equal to or less than 150% of the current annual capital expenditure budgets of Parent and Seller, on a combined basis.

           4.3 Procedure upon Termination. In the event of termination and abandonment by Parent or Seller, or both, pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Parent, Purchaser or Seller.

           4.4 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Parent, Purchaser or Seller; provided, however, that (a) if this Agreement is terminated by Parent pursuant to Section 4.2(e), Seller, in addition to any other Liabilities accruing hereunder shall be liable for and shall pay within five Business Days of such termination the cost of (i) all filing or other fees paid by Parent or Purchaser to any Governmental Body in respect of the transactions contemplated by this Agreement and (ii) all out-of-pocket expenses incurred by Parent or Purchaser in connection with the transactions contemplated hereby; (b) if this Agreement is terminated by Parent pursuant to Section 4.2(g), Seller, in addition to any other Liabilities accruing hereunder or otherwise, shall be liable as set forth in Section 4.5 hereof; (c) if this Agreement is terminated by either Parent or Seller pursuant to Section 4.2(a) and all other conditions to the Closing have been satisfied or are capable of then being satisfied and the sole reason that the Closing has not been consummated is that the condition set forth in Section 9.1(q) has not been satisfied due to the failure of Purchaser to obtain the necessary Financing or if this Agreement is terminated by Seller pursuant to Section 4.2(f), Parent, in addition to any other Liabilities accruing hereunder shall be liable for and shall pay within five (5) Business Days of such termination the cost of (i) all filing or other fees paid by Seller to any Governmental Body in respect of the transactions contemplated by this Agreement and (ii) all out-of-pocket expenses incurred by Seller in connection with the transactions contemplated hereby; (d) the obligations of the parties set forth in this Section 4.4, Section 4.5 and Articles XIII hereof shall survive any such termination and shall be enforceable hereunder; and (d) nothing in this Section 4.4 shall relieve Parent or Seller of any Liability for a willful breach of this Agreement prior to the effective date of such termination.

           4.5 Termination Fee.

           (a) In the event that this Agreement is terminated by Parent pursuant to Section 4.2(g), then Seller shall pay to Parent a termination fee of $4.23 million in cash (the "Termination Fee"). In addition, Seller shall pay to Parent all of the expenses of Parent, including all out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, financial advisors and investment bankers to a party hereto and its Affiliates), up to $1.0 million in the aggregate, incurred by Parent in connection with or related to the legal, financial and regulatory diligence of Seller and the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Joint Proxy Statement and the Form S-4 and the prospectus contained therein, the filing of any required notices under applicable Antitrust Laws or other regulations and all other matters related to the transactions contemplated by this Agreement (the "Expenses"). Such Expenses shall include, without limitation, fees and related charges of accountants and consultants.

           (b) Any payment required to be made pursuant to Section 4.5(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 4.2(g) (and in any event not later than two Business Days after delivery to Seller of notice of demand for payment); and, with regard to Expenses payable pursuant to Section 4.5(a) above, such payment shall be made to Parent not later than two Business Days after delivery to Seller of an itemization setting forth in reasonable detail all such Expenses of Parent (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

           (c) In the event that Seller shall fail to pay the Termination Fee and/or Expenses required pursuant to this Section 4.5 when due, such fee and/or Expenses, as the case may be, shall accrue interest for the period commencing on the date such Termination Fee and/or Expenses, as the case may be, became due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York, from time to time during such period, as such bank's Prime Lending Rate, plus 2%. In addition, if Seller shall fail to pay such fee and/or Expenses, as the case may be, when due, Seller shall also pay to Parent all of Parent's costs and expenses (including attorneys' fees and related charges) in connection with efforts to collect such Termination Fee and/or Expenses, as the case may be. Seller acknowledges that the Termination Fee, Expense and the other provisions of this Section 4.5 are an integral part of this Agreement and that, without these agreements, Parent would not enter into this Agreement.

           (d) Seller acknowledges and agrees that in the event of a breach of this Agreement, the payment of the Termination Fee and/or Expenses shall not constitute the exclusive remedies available to Parent, and that Parent shall be entitled to the remedies set forth in Section 13.2, including injunction and specific performance, and all additional and other remedies available at law or in equity to which Parent may be entitled.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller hereby represents and warrants to Parent and Purchaser that, except as set forth in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by Seller to Parent and Purchaser simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"):

           5.1 Organization and Good Standing; No Subsidiaries.

           (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Seller is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized could not have or reasonably be expected to have a Material Adverse Effect. Seller has delivered to Parent true, complete and correct copies of its operating agreement and By-laws as in effect on the date hereof.

           (b) Except as set forth on Company Disclosure Schedule 5.1(b), Seller does not, directly or indirectly, own any stock or other equity interest in any other Person. No former Subsidiary of Seller had any operations, business, Liabilities or other activities that would create a Liability on the part of Seller.

           5.2 Authorization of Agreement.

           (a) Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and Seller has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the transactions contemplated by this Agreement (the "Seller Documents"), and, subject to obtaining the Seller Unitholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Seller's Board of Managers, and except for obtaining the Seller Unitholder Approval, no other action on the part of Seller as an Iowa limited liability company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been, and each of the Seller Documents will be, at or prior to the Closing, duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by Parent and Purchaser) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           (b) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding membership units of Seller at the Seller Unitholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the "Seller Unitholder Approval") is the only vote or approval of the holders of any class or series of equity of Seller which is necessary to adopt this Agreement and approve the transactions contemplated hereby.

           5.3 Conflicts; Consents of Third Parties.

           (a) Except as set forth on Company Disclosure Schedule 5.3(a), and assuming the Seller Unitholder Approval is obtained and the filings referred to in Sections 5.3(b)(ii)(A) & (B) are made, none of the execution and delivery by Seller of this Agreement or by Seller of the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, or conflict with or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Seller under, any provision of (i) the operating agreement and by-laws of Seller; (ii) any Contract or Permit to which Seller is a party or by which any of the properties or assets of Seller are bound, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) any Order applicable to Seller or by which any of the properties or assets of Seller are bound; or (iv) any applicable Law, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (b) No consent, waiver, approval, Permit or authorization of or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with (i) the execution and delivery of this Agreement or the Seller Documents, the compliance by Seller with any of the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby or the taking by Seller of any other action contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Contract or Permit of Seller, except (A) for the filing with the SEC of the Form S-4 and other filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act, (B) for filings required under and compliance with the applicable requirements of the HSR Act, (C) as set forth on Company Disclosure Schedule 5.3(b) and (D) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           5.4 Financial Statements.

           (a) Seller has delivered to Parent copies of (i) the audited balance sheets of Seller as at January 1, 2005, January 3, 2004 and December 28, 2002 and the related audited statements of income and of cash flows of Seller for the years then ended and (ii) the unaudited balance sheet of Seller as at October 1, 2005 and the related statement of income and cash flows of Seller for the nine month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied (except with respect to the unaudited financial statements for normal recurring year-end adjustments that, individually or in the aggregate, would not be material) without modification of the accounting principles used in the preparation thereof throughout the periods presented and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of Seller as at the dates and for the periods indicated.

           For the purposes hereof, the unaudited balance sheet of Seller as at October 1, 2005 is referred to as the "Balance Sheet" and October 1, 2005 is referred to as the "Balance Sheet Date."

           (b) Seller makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets. Seller maintains systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

           (c) Seller's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Seller's auditors and the audit committee of the Board of Managers of Seller (i) all significant deficiencies in the design or operation of internal controls which could adversely affect Seller's ability to record, process, summarize and report financial data and have identified for Seller's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller's internal controls.

           (d) Seller has established and maintains disclosure controls and procedures designed to ensure that material information relating to Seller is made known to Seller's principal executive officer and its principal financial officer by others within those entities; and, to the Knowledge of Seller, such disclosure controls and procedures are effective in timely alerting Seller's principal executive officer and its principal financial officer to material information.

           (e) Seller's records, systems, controls, data and information are recorded, stored, maintained and operated under the exclusive ownership and direct control of it and Seller's accountants. Seller maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

           5.5 No Undisclosed Liabilities. Except as set forth on Company Disclosure Schedule 5.5, Seller has no Indebtedness or Liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) other than those (i) specifically reflected in, fully reserved against or otherwise described in the Balance Sheet or the notes thereto, (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date, or (iii) that are immaterial, individually or in the aggregate, to Seller.

           5.6 Title to Purchased Assets; Sufficiency. Seller owns and has good title to each of the Purchased Assets (except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) free and clear of all Liens other than Permitted Exceptions. The Purchased Assets constitute all of the Properties used in or held for use in the Business and are sufficient for Purchaser to conduct the Business from and after the Closing Date without interruption and in the Ordinary Course of Business, as it has been conducted by Seller.

           5.7 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Company Disclosure Schedule 5.7, since the Balance Sheet Date, (a) Seller has conducted the Business only in the Ordinary Course of Business and (b) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date or as set forth on Company Disclosure
Schedule 5.7:

               (i) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Purchased Assets having a replacement cost of more than $500,000 for any single loss or $1.0 million for all such losses;

               (ii) other than in the Ordinary Course of Business, Seller has not awarded or paid any bonuses to Former Employees or Employees of Seller, except to the extent accrued on the Balance Sheet, or entered into any employment, deferred compensation, long-term incentive, severance, stay bonus, bonus, or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of Seller's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives;

               (iii) there has not been any change by Seller in accounting or Tax reporting principles, methods or policies;

               (iv) Seller has not failed to promptly pay and discharge current Liabilities except for Liabilities not material in amount that are disputed in good faith by appropriate proceedings and for which proper reserve has been made on the Balance Sheet;

               (v) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person, other than advances to Employees in the Ordinary Course of Business;

               (vi) Seller has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of Seller, except for assets acquired or sold, assigned, transferred, conveyed, subjected to any Lien or otherwise disposed of in the Ordinary Course of Business;

               (vii) Seller has not discharged or satisfied any Lien, or paid any Liability, except in the Ordinary Course of Business;

               (viii) Seller has not canceled or compromised any debt or claim or amended, modified, canceled, terminated, relinquished, waived or released any Contract or right except in the Ordinary Course of Business and which, in the aggregate, would not be material to Seller;

               (ix) Seller has not issued, created, incurred, assumed or guaranteed any Indebtedness, except in the Ordinary Course of Business;

               (x) Seller has not made or committed to make any capital expenditures (a) in excess of planned capital expenditures budgeted for the current fiscal year and as reasonably deemed to be necessary by Seller for next fiscal year consistent with prior practice or (b) which require any payment that may or will extend beyond the Closing Date;

               (xi) Seller has not instituted or settled any material Legal Proceeding resulting in a loss of revenue in excess of $50,000 individually or in amounts exceeding $100,000 in the aggregate;

               (xii) Seller has not granted any license or sublicense of any rights under or with respect to any Purchased Intellectual Property or Purchased Technology;

               (xiii) Seller has not made any loan to, or entered into any other transaction with, any of its Unitholders, Affiliates, officers, directors, partners or employees, except for any advances made to Employees in the Ordinary Course of Business; and

               (xiv) Seller has not agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 5.7.

           5.8 Taxes.

           (a) (i) All income, franchise and all other material Tax Returns required to be filed by or on behalf of Seller, any Subsidiary or any affiliated, consolidated, combined or unitary group of which Seller or any Subsidiary is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all income, franchise and other material Taxes payable by or on behalf of Seller, any Subsidiary or any affiliated, consolidated, combined or unitary group of which Seller or any Subsidiary is or was a member have been fully and timely paid. With respect to any period for which Taxes are not yet due or owing, Seller has made due and sufficient accruals for such Taxes in the Financial Statements and its books and records. All required estimated Tax payments sufficient to avoid any material underpayment penalties or interest have been made by or on behalf of Seller.

           (b) Purchaser has received complete copies of (i) all income, franchise and all other material Tax Returns of or including Seller and any Subsidiary relating to the taxable periods ending on or after December 31, 2001 and (ii) any audit report issued after December 31, 2001 relating to any Taxes due from or with respect to Seller or any Subsidiary.

           (c) Company Disclosure Schedule 5.8 lists (i) all material types of Taxes paid, and all types of Tax Returns filed by or on behalf of Seller or any Subsidiary, and (ii) all of the jurisdictions that impose such Taxes or with respect to which Seller or any Subsidiary has a duty to file such Tax Returns. No claim has been made by a Taxing Authority in a jurisdiction where Seller or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

           (d) All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, Seller or any Subsidiary have been fully paid, and there are no audits or investigations of Seller or any Subsidiary by any Taxing Authority in progress, nor has Seller or any Subsidiary received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Taxing Authority in any prior examination of Seller or any Subsidiary that, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

           (e) Seller has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

           (f) Neither Seller nor any Subsidiary nor any other Person on its behalf has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to Seller or any Subsidiary that would be binding on the Purchaser after the Closing Date, (ii) requested any extension of time within which to file any income, franchise or other material Tax Return, which Tax Return has since not been filed, (iii) granted any extension for the assessment or collection of any income, franchise or other material Taxes, which Taxes have not since been paid, or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter that would be binding on the Purchaser after the Closing Date.

           (g) Neither Seller nor any Subsidiary is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

           (h) No Contract is a contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Purchaser, Seller or any of their respective Affiliates by reason of Section 280G of the Code or be subject to Section 4999 of the Code.

           (i) There are no Liens for Taxes upon the Purchased Assets, except for Permitted Exceptions.

           (j) National By-Products, Inc., a C corporation, ceased to exist when it merged with and into Seller on January 11, 2002. Since January 11, 2002, Seller has (i) been properly treated as a partnership for Federal, state and local income Tax purposes, and has not made an election, by IRS Form 8832 or otherwise, to be treated as a corporation and (ii) has not been a "publicly traded partnership" within the meaning of Section 7704 of the Code.

           (k) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

           (l) Neither Seller nor any Subsidiary is subject to any private letter ruling of the IRS or any comparable ruling of any Taxing Authority that would be binding on Purchaser after the Closing Date.

           (m) None of the Purchased Assets is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code,
(iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (iv) "limited use property" within the meaning of Rev. Proc. 2001-28, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

           (n) Neither Seller nor any Subsidiary has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group in which Seller is the common parent.

           (o) Neither Seller nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

           (p) Seller and each Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

           (q) Neither Seller nor any Subsidiary has or has ever had a permanent establishment in any jurisdiction other than the United States, or has engaged in a trade or business in any jurisdiction other than the United States that subjected it to tax in such country.

           (r) Seller has not participated in any "reportable transaction" as defined in Treasury regulation Section 1.6011-4(b).

           Notwithstanding the foregoing, for purposes of this Section 5.8, any reference to Seller or any Subsidiary shall be deemed to include any Person that merged with or was liquidated into Seller or any Subsidiary.

           5.9 Real Property.

           (a) Company Disclosure Schedule 5.9(a)(i)(A) sets forth a complete list of (i) all real property and interests in real property, including improvements thereon and easements appurtenant thereto, owned in fee by Seller (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased, licensed or subleased by Seller (individually, a "Real Property Lease" and collectively, the "Real Property Leases" and, together with the Owned Properties, being referred to herein individually as a "Seller Property" and collectively as the "Seller Properties") as lessee or lessor, licensee or licensor, including a description of each such Real Property Lease (including the name of the third party lessor or lessee, the date of the lease or sublease and all amendments thereto and the manner in which such interest is held) and the property encumbered thereby. The properties listed on Company Disclosure Schedule 5.9(a)(i)(B) are referred to herein as the "Excluded Properties." Seller has good and marketable fee title to all Owned Property (other than the owned Excluded Properties), free and clear of all Liens of any nature whatsoever, except (A) those Liens set forth on Company Disclosure Schedule 5.9(a)(i)(A) and (B) Permitted Exceptions. The Seller Properties and the Excluded Properties constitute all interests in real property currently used, occupied or currently held for use in connection with the Business of Seller and which are necessary for the continued operation of the Business of Seller as the Business is currently conducted. All of the Seller Properties and the Excluded Properties and buildings, fixtures and improvements thereon owned or leased by Seller taken as a whole (i) are in reasonably good operating condition (ordinary wear and tear excepted), and all mechanical and other systems located thereon, taken as a whole, are in reasonably good operating condition, in each case in all material respects, except for repairs, maintenance and replacements necessary in the Ordinary Course of Business, and
(ii) were constructed and have been operated in compliance with applicable Law, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Company Disclosure
Schedule 5.9(a)(ii) and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the improvements located on the Seller Properties constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws. Seller has delivered to Parent true, correct and complete copies of (i) all deeds, title reports and surveys for the Owned Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. Seller Properties are not subject to any leases, rights of first refusal, options to purchase or rights of occupancy, except the Real Property Leases and those set forth on Company Disclosure Schedule 5.9(a)(iii).

           (b) Except as set forth on Company Disclosure Schedule 5.9(b), (i) Seller has a valid, binding and enforceable leasehold interest or license under each of the Real Property Leases (other than the leased Excluded Properties) under which it is a lessee or licensee, free and clear of all Liens other than Permitted Exceptions, (ii) each of the Real Property Leases is in full force and effect, (iii) Seller is not in default under any Lease, and no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, and (iv) Seller has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under any of the Real Property Leases and, to the Knowledge of Seller, no other party is in default thereof, and no party to any Real Property Lease has exercised any termination rights with respect thereto.

           (c) Seller has all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Seller Property, and Seller has fully complied with all material conditions of the Permits applicable to them. No material default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, has occurred in the due observance of any Permit. Seller has not received any notice that any certificate of occupancy or Permit will not be renewed at the end of its current term, and Seller is not aware of any facts that would cause a denial of any renewal application.

           (d) There does not exist any actual or, to the Knowledge of Seller, threatened or contemplated condemnation or eminent domain proceedings that affect any Seller Property or any part thereof, and Seller has not received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

           (e) Seller has not received any notice from any insurance company that has issued a policy with respect to any Seller Property requiring performance of any structural or other repairs or alterations to such Seller Property.

           (f) Except as to the Excluded Assets, Seller does not own, hold, and is not obligated under and is not a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein. None of the Seller Properties is subject to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of same.

           5.10 Tangible Personal Property.

           (a) Seller has good and marketable title to all of the items of tangible personal property used in the Business by Seller (except as sold or disposed of subsequent to the date hereof in the Ordinary Course of Business and not in violation of this Agreement), free and clear of any and all Liens, other than Permitted Exceptions. All such items of tangible personal property taken as a whole are in reasonably good operating condition (ordinary wear and tear excepted) and are suitable for the purposes used, in each case in all materials respects, except for repairs, maintenance and replacements necessary in the Ordinary Course of Business.

           (b) Company Disclosure Schedule 5.10 sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used by Seller in the Business or to which Seller is a party or by which the properties or assets of Seller is bound. All of the items of personal property under the Personal Property Leases taken as a whole are in reasonably good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease, in each case, except for repairs, maintenance and replacements necessary in the Ordinary Course of Business. Seller has delivered to the Parent true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

           (c) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) Seller has a valid, binding and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee and (ii) each of the Personal Property Leases is in full force and effect and Seller has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under any of the Personal Property Leases. To the Knowledge of Seller, no other party is in default under any of the Personal Property Leases, and no party to any of the Personal Property Leases has exercised any termination rights with respect thereto.

           5.11 Intellectual Property.

           (a) Company Disclosure Schedule 5.11(a) sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain names owned or filed by Seller and included in the Purchased Intellectual Property. Company

Disclosure Schedule 5.11(a) lists (i) the record owner of each such item of Purchased Intellectual Property, (ii) the jurisdictions in which each such item of Purchased Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed and (iii) the registration or application date, as applicable.

           (b) Except as disclosed in Company Disclosure Schedule 5.11(b), Seller is the sole and exclusive owner of all right, title and interest in and to, or has the valid and continuing right to use, all of the Purchased Intellectual Property listed or that should be listed in Company Disclosure
Schedule 5.11(a). To the Knowledge of Seller, Seller is the sole and exclusive owner of, or has valid and continuing rights to use, sell, license and otherwise commercially exploit, as the case may be, all other Purchased Intellectual Property and all Purchased Technology as the same are used, sold, licensed and otherwise commercially exploited in the Business as presently conducted, free and clear of all Liens or obligations to others (except for those specified Intellectual Property Licenses included in Company Disclosure Schedule 5.12(a)).

           (c) The Purchased Intellectual Property, the Purchased Technology, the manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products and services in connection with the Business as presently and as currently proposed to be conducted, and the present and currently proposed business practices, methods and operations of Seller do not infringe, constitute an unauthorized use or misappropriation of, dilute or violate any Intellectual Property or other right of any Person. The Purchased Intellectual Property, the Purchased Technology and the Intellectual Property Licenses include all of the Intellectual Property and Technology necessary and sufficient to enable Seller to conduct the Business in the manner in which such Business is currently being conducted.

           (d) To the Knowledge of Seller, no Person is infringing, violating, misusing, diluting or misappropriating any Purchased Intellectual Property or Purchased Technology, and no such claims have been made against any Person by Seller.

           (e) No Trade Secret material to the Business as presently conducted has been authorized to be disclosed or has been actually disclosed by Seller to any of its Former Employees, Employees or any third Person other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Purchased Intellectual Property and Purchased Technology. Seller has taken adequate security measures to protect the confidentiality and value of all the material Trade Secrets included in the Purchased Intellectual Property and any other non-public, proprietary information included in the Purchased Technology, which measures are reasonable in the industry in which the Business operates.

           (f) As of the date hereof, Seller is not the subject of any pending or, to the Knowledge of Seller, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, misappropriation, dilution or violation by any Person against Seller or challenging the ownership, use, validity or enforceability of any Purchased Intellectual Property or Purchased Technology. Seller has not received written (including by electronic mail) notice of any such threatened claim and, to the Knowledge of Seller, there are no facts or circumstances that would form the basis for any such claim or challenge. The Purchased Intellectual Property and the Purchased Technology, and all of Seller's rights in and to the Purchased Intellectual Property and Purchased Technology, are valid and enforceable.

           (g) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Purchaser's right to own or use any of the Purchased Intellectual Property or Purchased Technology.

           (h) Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any license with respect to any Purchased Intellectual Property or Purchased Technology to any third Person pursuant to any Contract to which Seller is a party or by which any assets or properties of Seller is bound.

           (i) Company Disclosure Schedule 5.11(i) sets forth a complete and accurate list of (i) all Software included in the Purchased Technology developed by or for Seller, (ii) all Software exclusively owned by Seller that is not included in the Purchased Technology but is incorporated, embedded or bundled with any Software listed in subclause (i) above and (iii) all Software not exclusively owned by Seller and incorporated, embedded or bundled with any Software listed in subclause (i) above (excluding such Software licensed to Seller under a shrink-wrap or click-through agreement on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000). Seller has not incorporated any "open source," "freeware," "shareware" or other Software having similar licensing or distribution models in any Software developed, licensed, distributed or otherwise exploited by or for Seller and included in the Purchased Technology.

           (j) Seller has not licensed or provided to any third Person, or otherwise permitted any third Person to access or use, any source code or related materials for any Software developed by or for Seller and included in the Purchased Technology. Seller is not currently a party to any source code escrow agreement or any other agreement (or a party to any agreement obligating Seller to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Software.

           5.12 Material Contracts.

           (a) Company Disclosure Schedule 5.12(a) sets forth, by reference to the applicable subsection of this Section 5.12(a), all of the following Contracts to which Seller is a party or by which it or its assets or properties are bound (collectively, the "Material Contracts"):

               (i) Contracts with any current or former officer, director, member or Affiliate of Seller;

               (ii) Contracts with any labor union or association representing any Employee of Seller;

               (iii) Contracts for the sale of any of the assets of Seller other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

               (iv) Contracts for joint ventures, strategic alliances, partnerships, or sharing of profits or proprietary information;

               (v) Contracts containing covenants of Seller not to compete in any line of business or with any Person in any geographical area or not to solicit or hire any Person with respect to employment or covenants of any other Person not to compete with Seller in any line of business or in any geographical area or not to solicit or hire any Person with respect to employment;

               (vi) Contracts relating to the acquisition (by merger, purchase of stock or assets or otherwise) by Seller of any operating business or material assets or the capital stock of any other Person;

               (vii) Contracts relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of Seller, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements;

               (viii) each purchase Contract giving rise to Liabilities of Seller in excess of $100,000;

               (ix) each Contract providing for payments by or to Seller in excess of $100,000 in any fiscal year or $250,000 in the aggregate during the term thereof;

               (x) all Contracts obligating Seller to provide or obtain products or services for a period of one year or more or requiring Seller to purchase or sell a stated portion of its requirements or outputs;

               (xi) Contracts under which Seller has made advances or loans to any other Person, except advances to Employees of Seller in the Ordinary Course of Business;

               (xii) Contracts providing for severance, retention, change in control or other similar payments;

               (xiii) Contracts for the employment of any individual on a full-time, part-time or consulting or other basis providing annual compensation in excess of $100,000;

               (xiv) management Contracts and Contracts with independent contractors or consultants (or similar arrangements) in excess of $100,000 that are not cancelable without penalty or further payment and without more than 30 days' notice;

               (xv) outstanding Contracts of guaranty, surety or indemnification, direct or indirect, by Seller;

               (xvi) Contracts (or group of related contracts) which involve the expenditure of more than $100,000 annually or $250,000 in the aggregate or require performance by any party more than one year from the date hereof;

               (xvii) All Intellectual Property Licenses, royalty Contracts and other Contracts relating to any Intellectual Property (except licenses pertaining to "off-the-shelf" commercially available Software used pursuant to shrink-wrap or click-through license grants on reasonable terms for a license fee of no more than $10,000); and

               (xviii) Contracts that are otherwise material to Seller.

           (b) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of Seller, and of the other parties thereto, enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise stated in Company Disclosure Schedule 5.12(b), continue in full force and effect without penalty or other adverse consequence. Seller is not in material default under any Material Contract, nor, to the Knowledge of Seller, is any other party to any Material Contract in breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default by Seller or any other party thereunder. No party to any of the Material Contracts has exercised any termination rights with respect thereto, and no such party has given notice of any significant dispute with respect to any Material Contract. Seller has, and will transfer to Purchaser at the Closing, good and valid title to the Material Contracts, free and clear of all Liens other than Permitted Exceptions. Seller has delivered to Parent true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

           (c) Company Disclosure Schedule 5.12(c) sets forth a complete and accurate list of all consents, waivers, approvals or authorizations of any Person required to transfer the Material Contracts.

           5.13 Employee Benefits.

           (a) Company Disclosure Schedule 5.13(a) sets forth a complete and correct list of: (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs maintained by Seller or to which Seller contributed or is obligated to contribute thereunder for current or former employees of Seller or that cover Employees of Seller (the "Employee Benefit Plans"), and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, maintained by Seller and any trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with Seller under Sections 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which Seller and any ERISA Affiliate contributed or has ever been obligated to contribute thereunder (the "ERISA Affiliate Plans"). Company Disclosure Schedule 5.13(a) separately sets forth each Seller or ERISA Affiliate Plan which is a multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plans"), or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans").

           (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and ERISA Affiliate Plans (as applicable), have been delivered to Parent (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three (3) years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three (3) years, (D) the most recent IRS determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and ERISA Affiliate Plans.

           (c) Each of the Employee Benefit Plans and ERISA Affiliate Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualify and the trusts maintained thereto are exempt from federal income taxation under
Section 501 of the Code, and, except as disclosed on Company Disclosure Schedule 5.13(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

           (d) Except as reserved against or accrued on the Balance Sheet and the Estimated Closing Balance Sheet, all contributions and premiums required by Law or by the terms of any Employee Benefit Plan or ERISA Affiliate Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code, which are single employer plans, and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the Estimated Closing Balance Sheet.

           (e) The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans and ERISA Affiliate Plans subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (the "PBGC") in the event it terminated each such plan, do not exceed the combination of the fair market value of the assets of each such plan plus the liabilities accrued on the Balance Sheet and the Estimated Closing Balance Sheet. The liabilities of each Employee Benefit

Plan that has been terminated or otherwise wound up have been fully discharged in full compliance with applicable Law. To the Knowledge of Seller, the amount of withdrawal liability that Seller and its ERISA Affiliates would incur, in the aggregate, as a result of a complete withdrawal from each of the Multiemployer Plans set forth on Company Disclosure Schedule 5.13(a) would not exceed $3,000,000 for all such plans.

           (f) There has been no "reportable event" as that term is defined in
Section 4043 of ERISA and the regulations thereunder with respect to any of the Employee Benefit Plans or ERISA Affiliate Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under Section 4041(c)(3)(C) or 4063(a) of ERISA.

           (g) Neither Seller nor any ERISA Affiliate or any organization to which Seller or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

           (h) None of the Employee Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary of a participant post-termination of employment except as may be required under COBRA and at the expense of the participant or the participant's beneficiary. Each of Seller and any ERISA Affiliate which maintains a "group health plan" within the meaning of
Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

           (i) There has been no violation of ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or ERISA Affiliate Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or ERISA Affiliate Plans.

           (j) There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or ERISA Affiliate Plans, the assets of any such plans or Seller, or the plan administrator or any fiduciary of the Employee Benefit Plans or ERISA Affiliate Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and, to the Knowledge of Seller, there are no facts or circumstances which could form the basis for any such Legal Proceeding.

           (k) Each of the Employee Benefit Plans and ERISA Affiliate Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans and ERISA Affiliate Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Company Disclosure Schedule 5.13(j).

           (l) Seller and any ERISA Affiliate which maintains a "benefits plan" within the meaning of Section 5000(b)(1) of ERISA, have complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder.

           (m) Neither Seller nor any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than Seller or any ERISA Affiliate during the five-year period ending on the Closing Date.

           (n) Neither Seller nor any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans or ERISA Affiliate Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

           (o) Neither Seller nor any ERISA Affiliate has terminated any Employee Benefit Plan or ERISA Affiliate Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA.

           (p) Except as set forth on Company Disclosure Schedule 5.13(p), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any Employee of Seller; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or ERISA Affiliate Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

           (q) Seller is not a party to any contract, plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plan or ERISA Affiliate Plan, or to modify any existing Employee Benefit Plan or Pension Plan.

           (r) No stock or other security issued by Seller forms or has formed a material part of the assets of any Employee Benefit Plan or ERISA Affiliate Plan.

           (s) Any individual who performs services for Seller (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income tax purposes by Seller is not an employee for such purposes.

           5.14 Labor.

           (a) Except as set forth on Company Disclosure Schedule 5.14(a) (the "Labor Contracts"), Seller is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to Employees of Seller. Seller has delivered or otherwise made available to Parent true, correct and complete copies of the labor or collective bargaining agreements listed on Company Disclosure Schedule 5.14(a), together with all amendments, modifications or supplements thereto.

           (b) Except as set forth on Company Disclosure Schedule 5.14(b), no Employees are represented by any labor organization. No labor organization or group of Employees of Seller has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Seller, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving Seller pending or, to the Knowledge of Seller, threatened by any labor organization or group of Employees.

           (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Knowledge of Seller, threatened against or involving Seller involving any Employee. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Seller, threatened by or on behalf of any Employee or Former Employee.

           (d) There are no complaints, charges or claims against Seller pending or, to Knowledge of Seller, threatened that could be brought or filed with any Governmental Body or based on, arising out of, in connection with or otherwise relating to, the employment or termination of employment or failure to employ any individual by Seller. Seller is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to Seller within the six months prior to Closing.

           5.15 Litigation. Except as set forth in Company Disclosure Schedule 5.15, there is no Legal Proceeding pending or, to the Knowledge of Seller, threatened against Seller (or to the Knowledge of Seller, pending or threatened against any of the officers, directors or key Employees of Seller with respect to their business activities on behalf of Seller), or to which Seller is otherwise a party, before any Governmental Body; nor to the Knowledge of Seller is there any reasonable basis for any such Legal Proceeding. Except as set forth on Company Disclosure Schedule 5.15, Seller is not subject to any Order, settlement agreement or stipulation and Seller is not in breach or violation of any Order, settlement agreement or stipulation. Except as set forth on Company Disclosure Schedule 5.15, Seller is not engaged in any legal action to recover monies due it or for damages sustained by it. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened against Seller or to which Seller is otherwise a party relating to this Agreement or any Seller Document or the transactions contemplated hereby or thereby.

           5.16 Compliance with Laws; Permits.

           (a) To the Knowledge of Seller, Seller is in compliance with all Laws applicable to its operations or assets or the Business. Seller has not received any written or other notice of or been charged with the violation of any Laws. To the Knowledge of Seller, Seller is not under investigation with respect to the violation of any Laws and there are no facts or circumstances which could form the basis for any such violation.

           (b) Company Disclosure Schedule 5.16(b) contains a list of all material Permits which are required for the operation of the Business as presently conducted and as presently intended to be conducted ("Seller Permits"). Seller currently has all material Permits which are required for the operation of the Business as presently conducted and as presently intended to be conducted. Seller is not in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Seller Permit and, to the Knowledge of Seller, there are no facts or circumstances which could form the basis for any such default or violation. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened, relating to the suspension, revocation or modification of any of the Seller Permits. Except as set forth on Company Disclosure Schedule 5.3(b), none of the Seller Permits will be impaired or in any way affected by the consummation of the transactions contemplated by this Agreement and the Seller Permits are assignable or otherwise transferable without delay or the payment of fees or expenses that are more than de minimis in nature.

           5.17 Environmental Matters. Except as set forth on Company Disclosure
Schedule 5.17 hereto and except as could not reasonably be expected to have a Material Adverse Effect:

           (a) the operations of Seller, with respect to the Business, are and have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all Environmental Permits necessary to operate the Business except for non-compliance that would not reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities and no action or proceeding is pending or, to the Knowledge of Seller, threatened to revoke, modify or terminate any such Environmental Permit, which is necessary and material to the operation of the Business, and, to the Knowledge of Seller, no facts, circumstances or conditions currently exist that could adversely affect such continued material compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued material compliance with Environmental Laws and Environmental Permits;

           (b) with respect to the Business, Seller is not the subject of any outstanding written Order or Contract with any Governmental Body or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

           (c) no claim is pending or to the Knowledge of Seller, threatened against Seller, alleging, with respect to the Business, that Seller may be in violation of any Environmental Law or any Environmental Permit or may have any Liability under any Environmental Law including, but not limited to, claims relating to noise or odors, other than such claims that are routine in nature and would not, individually or in the aggregate, result in the Business incurring material Environmental Costs and Liabilities;

           (d) to the Knowledge of Seller, no facts, circumstances or conditions exist with respect to the Business or any property currently or formerly owned, operated or leased by Seller or any property to which Seller arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Business incurring unbudgeted material Environmental Costs or Liabilities;

           (e) to the Knowledge of Seller, there are no investigations of the Business, or currently or previously owned, operated or leased property of Seller pending or threatened which could reasonably be expected to lead to the imposition of any material Environmental Costs or Liabilities or Liens under Environmental Law;

           (f) The transactions contemplated hereunder do not require the consent of or filings with any Governmental Body with jurisdiction over Seller and environmental matters, and none of the Owned Property or Real Property Leases is located in New Jersey or Connecticut;

           (g) there is not located at any of the Owned Property or Real Property Leases, or at any property previously owned, operated or leased by Seller during Seller's ownership, operation or lease, any (i) underground storage tanks, (ii) landfill, (iii) surface impoundment, (iv) asbestos-containing material or (v) equipment containing polychlorinated biphenyls;

           (h) Seller with respect to the Business has no residual liability with respect to abandoned or former properties, including any obligation to remove or demolish on-site structures or close wastewater lagoons or ponds, and, to the Knowledge of Seller, no Owned Property or Real Property Leases have any structures or features, including abandoned buildings or wastewater lagoons or ponds (other than those being used in compliance with Environmental Laws) requiring removal, demolition, or closure; and

           (i) Seller has made or will make available to Parent prior to January 15, 2006 all material environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to any currently or previously owned, leased or operated properties of Seller or material documentation relating to pending or threatened claims or investigations pursuant to Environmental Laws, to the extent such materials are in the possession, custody or control of Seller.

           5.18 Insurance. Seller has insurance policies in full force and effect (a) for such amounts as are sufficient for all requirements of Law and all agreements to which Seller is a party or by which it is bound and (b) which are in such amounts, with such deductibles and against such risks and losses, as a reasonable for the business, assets and properties of Seller. Set forth in Company Disclosure Schedule 5.18 is a list of all insurance policies and all fidelity bonds held by or applicable to Seller setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage, annual premium, and deductibles, whether the policies may be terminated upon consummation of the transactions contemplated hereby and if and to what extent events being notified to the insurer after the Closing Date are generally excluded from the scope of the respective policy. Except as set forth on Company Disclosure Schedule 5.18, no event relating to Seller has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two years and, to the Knowledge of Seller, no threat has been made to cancel any insurance policy of Seller during such period. Except as noted on Company Disclosure Schedule 5.18, all such insurance will remain in full force and effect and all such insurance is assignable or transferable to Purchaser. No event has occurred, including the failure by Seller to give any notice or information, or Seller giving any inaccurate or erroneous notice or information, which limits or impairs the rights of Seller under any such insurance policies.

           5.19 Inventories. The inventories of Seller reflected on the Balance Sheet or acquired since the Balance Sheet Date are in all material respects in good and marketable condition, and are saleable in the Ordinary Course of Business. The inventories of Seller set forth in the Balance Sheet were valued at the lower of cost or market and were properly stated therein in accordance with GAAP consistently applied. Adequate reserves have been reflected in the Balance Sheet for excess, damaged, or other inventory not readily marketable in the Ordinary Course of Business, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. The inventories of Seller constitute sufficient quantities for the normal operation of business in accordance with past practice.

           5.20 Accounts and Notes Receivable and Payable.

           (a) All accounts and notes receivable of Seller have arisen from bona fide transactions in the Ordinary Course of Business and are payable on ordinary trade terms. All accounts and notes receivable of Seller reflected on the Balance Sheet are in all material respects good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP. All accounts and notes receivable arising after the Balance Sheet Date are in all material respects good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP. None of the accounts or the notes receivable of Seller (i) are subject to any setoffs or counterclaims in any material respect or (ii) represent obligations for goods sold on consignment or on sale-or-return basis or subject to any other repurchase or return arrangement.

           (b) All accounts payable of Seller reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business.

           5.21 Related Party Transactions. Except as set forth on Company Disclosure Schedule 5.21, no Employee, officer, Unitholder or member of the Board of Managers of Seller, any member of his or her immediate family or any of their respective Affiliates ("Related Persons") (i) owes any amount to Seller nor does Seller owe any amount to, or has Seller committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with Seller (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by Seller, (iv) to the Knowledge of Seller, has any claim or cause of action against Seller or (v) to the Knowledge of Seller, owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of Seller.

           5.22 Customers and Suppliers.

           (a) Company Disclosure Schedule 5.22 sets forth a list of the ten largest customers and the ten largest suppliers of Seller by facility, as measured by the dollar amount of purchases therefrom or thereby, during each of the fiscal years ended January 1, 2005 and January 3, 2004, showing the approximate total sales by Seller to each such customer and the approximate total purchases by Seller from each such supplier during such period.

           (b) Since the Balance Sheet Date, no customer or supplier listed on Company Disclosure Schedule 5.22 has terminated its relationship with Seller or materially reduced or changed the pricing or other terms of its business with Seller and, to the Knowledge of Seller, no customer or supplier listed on Company Disclosure Schedule 5.22 has notified Seller that it intends to terminate or materially reduce or change the pricing or other terms of its business with Seller.

           5.23 Product Warranty; Product Liability.

           (a) Except as set forth on Company Disclosure Schedule 5.23, the products produced, sold or delivered by Seller in conducting the Business have been in all material respects in conformity with all product specifications and all applicable Laws. To Seller's Knowledge, Seller has no material Liability for damages in connection therewith or any other customer or product obligations not reserved against on the Balance Sheet.

           (b) Seller has no material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product produced, delivered or sold, or services rendered, by or on behalf of Seller. Seller has not committed any act or failed to commit any act which would result in, and there has been no occurrence which would give rise to or form the basis of, any material product liability or material liability for breach of warranty (whether covered by insurance or not) on the part of Seller with respect to products produced or delivered, sold or installed or services rendered by or on behalf of Seller.

           5.24 Banks. Company Disclosure Schedule 5.24 contains a complete and correct list of (a) the names and locations of all banks in which Seller has accounts or safe deposit boxes, (b) the account numbers of all such accounts and
(c) the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Company Disclosure Schedule 5.24, no person holds a power of attorney to act on behalf of Seller.

           5.25 Full Disclosure. No representation or warranty of Seller contained in this Agreement or any of the Seller Documents and no written statement made by or on behalf of Seller to Parent, Purchaser or any of their Affiliates pursuant to this Agreement or any of the Seller Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance which Seller has not disclosed to Parent or Purchaser in writing which could reasonably be expected to lead Parent or Purchaser to conclude that a Material Adverse Effect had occurred or was imminent.

           5.26 Financial Advisors. Except as set forth on Company Disclosure
Schedule 5.26, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof. Any fees and expenses payable to Persons listed on Company Disclosure Schedule 5.26 shall be paid by Seller.

           5.27 Certain Payments. Neither Seller nor, to the Knowledge of Seller, any director, officer, employee, or other Person associated with or acting on behalf of Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for Seller, (ii) to pay for favorable treatment for business secured by Seller,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller, or (iv) in violation of any Law, or (b) established or maintained any fund or asset with respect to Seller that has not be recorded in the books and records of Seller.

           5.28 Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Purchaser set forth in Section 6.9, none of the information supplied (or to be supplied) in writing by or on behalf of Seller specifically for inclusion in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock hereunder (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4, or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the joint proxy statement relating to the Seller Unitholders Meeting and Parent Stockholders Meeting (as amended or supplemented from time to time, the "Joint Proxy Statement") will, on the date it is first mailed to unitholders of Seller and the stockholders of Parent, and at the time of the Seller Unitholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Seller shall cooperate with Parent in order that the Joint Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to information supplied by or on behalf of Parent or Purchaser for inclusion or incorporation by reference in any of the foregoing documents.

           5.29 Seller's Financial Condition. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, in respect of Seller or any of its assets or properties are pending, or to the Knowledge of Seller, threatened, and Seller has not made any assignment for the benefit of creditors, nor taken any action with a view to, or that would constitute a basis for, the institution of any such insolvency proceedings. Seller shall use the proceeds received under this Agreement to pay or to make appropriate provision for the payment of any and all creditors of Seller that Seller determines, in its reasonable and independent business judgment, should be paid prior to making any distribution to its Unitholders.

           5.30 Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE V OF THIS AGREEMENT, (A) THE PROPERTY IS SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO PURCHASER IN "AS IS, WHERE IS" CONDITION, (B) SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, OPERABILITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE OR ANY OTHER ASPECT OF THE PROPERTY, (C) SELLER HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES REGARDING THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (D) NO SUCH REPRESENTATION OR WARRANTY HAS BEEN OR WILL BECOME A BASIS OF THE BARGAIN BETWEEN THE PARTIES, NOR HAS BEEN OR WILL BE RELIED UPON BY PURCHASER.


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
                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

           Each of Parent and Purchaser hereby represents and warrants to Seller that, except as set forth in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by Parent and Purchaser to Seller simultaneously with the execution of this Agreement (the "Parent Disclosure Schedule"):

           6.1 Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Each of Parent and Purchaser is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized could not have, or reasonably be expected to have, a Parent Material Adverse Effect.

           6.2 Capital Structure. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock"), 100,000 shares of which have been designated Series A Preferred Stock. At the close of business on December 16, 2005, (i) 64,437,410 shares of Parent Common Stock were issued and outstanding, (ii) 21,000 shares of Parent Common Stock were held by Parent in its treasury, (iii) 5,547,405 shares of Parent Common Stock were reserved for issuance under Parent's 2004 Omnibus Incentive Plan (the "Parent Stock Plan") (of which 1,751,005 shares of Parent Common Stock were subject to outstanding options to purchase shares of Parent Common Stock granted under the Parent Stock Plan), and (iv) no shares of Parent Preferred Stock were issued or outstanding. All shares of Parent Common Stock deliverable pursuant to this Agreement have been duly authorized (subject to obtaining the Parent Stockholder Approval) and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free and clear of any lien, pledge, charge, security interest, restriction, adverse claim, proxy or option (except as provided in Section 7.21 with respect to Rule 145 under the Securities Act) and free of preemptive rights. Except as set forth above in this
Section 6.2, as of the date of this Agreement there are not any shares of capital stock, voting securities or equity interests of Parent issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of Parent, including any representing the right to purchase or otherwise receive any Parent Common Stock.


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
           6.3 Authorization of Agreement. Each of Parent and Purchaser has full corporate or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Parent or Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and, subject to obtaining the Parent Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Purchaser of this Agreement and each Purchaser Document have been duly authorized by the Board of Directors of each of Parent and Purchaser, and except for obtaining the Parent Stockholder Approval, no other corporate action on behalf of Parent or Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Parent and Purchaser, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto and receipt of the Parent Stockholder Approval) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligations of Parent and Purchaser, as applicable, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           6.4 Conflicts; Consents of Third Parties.

           (a) Except as set forth on Parent Disclosure Schedule 6.4, and assuming the Parent Stockholder Approval is obtained and the filings referred to in Sections 6.4(b)(i) & (ii) are made, none of the execution and delivery by Parent or Purchaser of this Agreement and of the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Parent and Purchaser with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws (or similar organizational documents) of Parent or Purchaser; (ii) any Contract or Permit to which Parent or Purchaser is a party or by which any of the properties or assets of Parent or Purchaser are bound; (iii) any Order of any Governmental Body applicable to Parent or Purchaser or by which any of the properties or assets of Parent or Purchaser are bound; or (iv) any applicable Law.

           (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent or Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Parent or Purchaser with any of the provisions hereof or thereof,


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
except for (i) the filing with the SEC of the Form S-4 and other filings required under, and compliance with other applicable requirements, of the Securities Act, the Exchange Act and the rules of the American Stock Exchange,
(ii) filings required under and compliance with the applicable requirements of the HSR Act and (iii) such other consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings or notifications that, if not obtained, made or given, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

           6.5 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent and Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Parent or Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

           6.6 Financial Advisors. Except for Harris Nesbitt Corp. (whose fees and expenses shall be paid by Parent), no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent or Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

           6.7 Voting Requirements. The affirmative vote (in person or by proxy) of the holders of a majority of the shares of Parent Common Stock cast at the Parent Stockholders Meeting or any adjournment or postponement thereof to approve the issuance of shares of Parent Common Stock as consideration for the Purchased Assets (the "Parent Stockholder Approval") is the only vote of the holders of any class or series of the capital stock of Parent necessary to approve the issuance of shares of Parent Common Stock in connection with the transactions contemplated hereby.

           6.8 Parent SEC Documents. Parent has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC on or since March 17, 2005, including, but not limited to, the Form 10-K filed by Parent on March 17, 2005 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           6.9 Information Supplied. Subject to the accuracy of the representations and warranties of Seller set forth in Section 5.28, none of the information supplied (or to be supplied) in writing by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 or any amendments or supplements thereto are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy Statement will, on the date it is first mailed to unitholders of Seller and stockholders of Parent, and at the time of the Seller Unitholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, neither Parent nor Purchaser makes any representation or warranty with respect to any information supplied by or on behalf of Seller for inclusion in any of the foregoing documents.

           6.10 Environmental Matters. Except as set forth on Parent Disclosure
Schedule 6.10 hereto and except as could not reasonably be expected to have a Parent Material Adverse Effect:

           (a) the operations of Parent, with respect to its business, are and have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all Environmental Permits necessary to operate its business except for non-compliance that would not reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities and no action or proceeding is pending or, to the Knowledge of Parent, threatened to revoke, modify or terminate any such Environmental Permit, which is necessary and material to the operation of the Business, and, to the Knowledge of Parent, no facts, circumstances or conditions currently exist that could adversely affect such continued material compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued material compliance with Environmental Laws and Environmental Permits;

           (b) with respect to its business, Parent is not the subject of any outstanding written Order or Contract with any Governmental Body or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

           (c) no claim is pending or to the Knowledge of Parent, threatened against Parent, alleging, with respect to its business, that Parent may be in violation of any Environmental Law or any Environmental Permit or may have any Liability under any Environmental Law including, but not limited to, claims relating to noise or odors, other than such claims that are routine in nature and would not, individually or in the aggregate, result in the Business incurring material Environmental Costs and Liabilities;

           (d) to the Knowledge of Parent, no facts, circumstances or conditions exist with respect to its business or any property currently or formerly owned, operated or leased by Parent or any property to which Parent arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in Parent's business incurring unbudgeted material Environmental Costs or Liabilities;

           (e) to the Knowledge of Parent, there are no investigations of its business, or currently or previously owned, operated or leased property of Parent pending or threatened which could reasonably be expected to lead to the imposition of any material Environmental Costs or Liabilities or Liens under Environmental Law;

           (f) there is not located at any of Parent's owned or leased real property, or at any property previously owned, operated or leased by Parent during Parent's ownership, operation or lease, any (i) underground storage tanks, (ii) landfill, (iii) surface impoundment, (iv) asbestos-containing material or (v) equipment containing polychlorinated biphenyls;

           (g) Parent with respect to its business has no residual liability with respect to abandoned or former properties, including any obligation to remove or demolish on-site structures or close wastewater lagoons or ponds, and, to the Knowledge of Parent, none of Parent's owned or leased real property have any structures or features, including abandoned buildings or wastewater lagoons or ponds (other than those being used in compliance with Environmental Laws) requiring removal, demolition, or closure; and

           (h) Parent has made or will make available to Seller prior to January 15, 2006 all material environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to any currently or previously owned, leased or operated properties of Parent or material documentation relating to pending or threatened claims or investigations pursuant to Environmental Laws, to the extent such materials are in the possession, custody or control of Parent.

           6.11 Financing. Purchaser is not aware of any facts or circumstances that would cause Purchaser to be unable to obtain financing in accordance with the terms of the term sheet previously provided to Seller (the "Term Sheet"). The amount of debt financing, if obtained in accordance with the terms of the Term Sheet, together with the equity financing to be provided by Parent, will provide sufficient funds for Purchaser to consummate the Transaction.

           6.12 Full Disclosure. No representation or warranty of Parent contained in this Agreement or any of the Purchaser Documents and no written statement made by or on behalf of Parent to Seller pursuant to this Agreement or any of the Purchaser Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance which Parent has not disclosed to Seller in writing which could reasonably be expected to lead Seller to conclude that a Parent Material Adverse Effect had occurred or was imminent.

                                  ARTICLE VII

                                    COVENANTS

           7.1 Access to Information. Seller shall afford to Parent and its accountants, counsel, financial advisors, environmental consultants and other representatives, and to prospective lenders, placement agents and other financing sources and each of their respective representatives, reasonable access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to their respective properties and facilities (including all real property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), books, financial information (including working papers and data in the possession of Seller or its independent public accountants, internal audit reports, and "management letters" from such accountants with respect to Seller's systems of internal control), Contracts, commitments and records and, during such period, shall furnish promptly such information concerning its businesses, properties and personnel of Seller as Parent shall reasonably request in connection with the transactions contemplated herein, including preparation of the Form S-4; provided, however, such investigation shall not unreasonably disrupt Seller's operations. Prior to the Closing, Seller shall generally keep Parent informed as to all material matters involving the operations and businesses of Seller. Seller shall authorize and direct the appropriate directors, managers and employees of Seller to discuss matters involving the operations and business of Seller with representatives of Parent and its prospective lenders or placement agents and other financial sources. All nonpublic information provided to, or obtained by, Parent in connection with the transactions contemplated hereby shall be "Confidential Information" for purposes of the Confidentiality Agreement dated May 25, 2005 among Parent and Seller (the "Confidentiality Agreement"), the terms of which shall continue in force until the Closing; provided that Parent and Seller may disclose such information as may be necessary in connection with seeking necessary consents and approvals as contemplated hereby and in connection with the Financing. Notwithstanding the foregoing, Seller shall not be required to disclose any information if such disclosure would contravene any applicable Law. No information provided to or obtained by Parent pursuant to this Section 7.1 shall limit or otherwise affect the remedies available hereunder to Parent (including, but not limited to, Parent's right to seek indemnification pursuant to Article X), or the representations or warranties of, or the conditions to the obligations of, the parties hereto.


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
7.2      Conduct of the Business Pending the Closing.

           (a) Except as otherwise expressly provided by this Agreement or with the prior written consent of Parent, between the date hereof and the Closing, Seller shall:

               (i) conduct the Business only in the Ordinary Course of Business;

               (ii) use its commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and Employees) and goodwill of Seller and (B) preserve the present relationships with Persons having business dealings with Seller (including customers and suppliers);

               (iii) maintain (A) all of the assets and properties of, or used by, Seller consistent with past practice, and (B) insurance upon all of the assets and properties of Seller in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

               (iv) (A) maintain the books, accounts and records of Seller in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations of Seller;

               (v) comply with the capital expenditure plan of Seller for 2005 set forth on Company Disclosure Schedule 7.2(a)(v), including making such capital expenditures in the amounts and at the times set forth in such plan;

               (vi) comply in all material respects with all applicable Laws;

               (vii) take steps to renew all Permits in a timely manner prior to their lapse; and

               (viii) pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Purchased Intellectual Property.

           (b) Without limiting the generality of the foregoing, except as otherwise expressly provided by this Agreement or with the prior written consent of Parent, Seller shall not:

               (i) (A) increase the salary or other compensation of any director or Employee of Seller except for normal year-end increases in the Ordinary Course of Business, (B) grant any bonus, benefit or other direct or indirect compensation to any Employee or director, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, Employees, agents or representatives of Seller or otherwise modify or amend or terminate any such plan or arrangement or
          (D) enter into any employment, deferred compensation, stay bonus, severance, special pay, consulting, non-competition or similar agreement or arrangement with any directors or officers of Seller (or amend any such agreement) to which Seller is a party;

               (ii) (A) create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness except as set forth on Company Disclosure Schedule 5.7; (B) except in the Ordinary Course of Business, pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by Seller; (C) modify the terms of any Indebtedness or other Liability; or (D) make any loans, advances of capital contributions to, or investments in, any other Person;

               (iii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be subjected to any Lien or otherwise encumbered, any of the properties or assets (whether tangible or intangible) of Seller;

               (iv) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Purchased Assets (except for fair consideration in the Ordinary Course of Business) of Seller;

               (v) enter into or agree to enter into any merger or consolidation with any Person, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any Person;

               (vi) cancel or compromise any debt or claim, or waive or release any material right of Seller except in the Ordinary Course of Business;

               (vii) enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any Liability to any labor organization with respect to any Employee;

               (viii) introduce any material change with respect to the operation of the Business, including any material change in the types, nature, composition or quality of products or services, or, other than in the Ordinary Course of Business, make any change in product specifications or prices or terms of distributions of such products;

               (ix) enter into any transaction or enter into, modify or renew any Contract which by reason of its size or otherwise is not in the Ordinary Course of Business;

               (x) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Business, or the ability of Parent or Purchaser, to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons;

               (xi) terminate, amend, restate, supplement or waive any rights under any (A) Material Contract, Real Property Lease, Personal Property Lease or Intellectual Property License, other than in the Ordinary Course of Business or (B) Permit;

               (xii) settle or compromise any pending or threatened Legal Proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $25,000;

               (xiii) change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities;

               (xiv) take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement;

               (xv) amend the operating agreement or By-laws of Seller; or

               (xvi) agree to do anything (A) prohibited by this Section 7.2,
          (B) that would make any of the representations and warranties of Seller in this Agreement or any of the Seller Documents untrue or incorrect in any material respect or could result in any of the conditions to the Closing not being satisfied or (C) that could be reasonably expected to have a Material Adverse Effect.

           7.3 Consents. Seller shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers, approvals and notices that are required to consummate, or in connection with, the transactions contemplated by this Agreement as set forth on Company Disclosure Schedule 7.3, including the consents, waivers, approvals and notices referred to in Section 5.3(b) hereof (except for such matters covered by Section 7.4, which are covered in that Section). All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonably satisfactory to Parent, and executed counterparts of such consents, waivers and approvals shall be delivered to Parent promptly after receipt thereof, and copies of such notices shall be delivered to Parent promptly after the making thereof.


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
           7.4 Regulatory Approvals.

           (a) Each of Parent and Seller shall use their respective commercially reasonable efforts to (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within ten Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within four weeks in the case of all other filings required by other Antitrust Laws, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by either of them or any of their respective Subsidiaries or Affiliates from the U.S. Federal Trade Commission ("FTC"), the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") or any other Governmental Body in respect of such filings or such transactions, and
(iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction. Parent shall be responsible for all filing fees and expenses associated with the required filings under the HSR Act; provided, however, in the event of a second request by the FTC, the Antitrust Division or any other Governmental Body in respect of such filings, all expenses incurred in connection with responding to such requests shall be borne one-third by Seller and two-thirds by Parent. Each such party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction and permit the other party to review in advance any proposed communication by such party to any Governmental Body. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto shall consult and cooperate with one another in connection with the matters described in this Section 7.4, including in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws.

           (b) Each of Parent and Seller shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust


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
Laws"). In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Antitrust Law, Seller and Parent shall use commercially reasonable efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal, unless, by mutual agreement, Parent and Seller decide that litigation is not in their respective best interests. Each of Parent and Seller shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary provided herein, neither Parent or Seller nor any of their respective Affiliates shall be required, in connection with the matters covered by this Section 7.4, (i) to pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) to commence litigation (as opposed to defend litigation), (iii) to hold separate (including by trust or otherwise) or divest any of its or its Affiliates' businesses, product lines or assets, or any of the Purchased Assets, (iv) to agree to any limitation on the operation or conduct of the Business, or (v) to waive any of the conditions to this Agreement set forth in Section 9.1.

           7.5 Further Assurances. Subject to, and not in limitation of, Section 7.4, each of Seller, Parent and Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to fulfill its obligations under this Agreement.

           7.6 No Solicitation by Seller; Etc.

           (a) Seller shall, and shall cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and shall use commercially reasonable efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by Seller or its Representatives. Seller shall not, and shall cause its Representatives not to, directly or indirectly (i) solicit, initiate, cause, facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Managers of Seller receives an unsolicited, bona fide written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement, and the Board of Managers of Seller reasonably determines in good faith that such Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and with respect to which such Board determines in good faith, after considering applicable provisions of state law and after consulting with and receiving the advice of outside counsel,


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that the taking of such action is necessary in order for such Board to comply with its fiduciary duties to Seller's unitholders under Iowa law, then Seller may, at any time prior to obtaining the Seller Unitholder Approval (but in no event after obtaining the Seller Unitholder Approval) and after providing Parent not less than two Business Days written notice of its intention to take such actions (A) furnish information with respect to Seller to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with Seller (which confidentiality agreement must be no less favorable to Seller (i.e., no less restrictive with respect to the conduct of such Person) than the Confidentiality Agreement), provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with Seller and (2) Seller advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to Parent all such information not previously provided to Parent, and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by Seller's Representatives shall be deemed to be a breach of this Section 7.6 by Seller. Seller shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 24 hours after the execution thereof.

           (b) In addition to the other obligations of Seller set forth in this
Section 7.6, Seller shall promptly advise Parent orally, and within 24 hours advise Parent in writing after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Seller in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Seller shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

           (c) Except as expressly permitted by this Section 7.6(c), neither the Board of Managers of Seller nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the Seller Board Recommendation or the approval or declaration of advisability by such Board of Managers of this Agreement and the transactions contemplated hereby or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a "Seller Adverse Recommendation Change") or (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize Seller to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 7.6(a)). Notwithstanding the foregoing, the


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Board of Managers of Seller may withdraw or modify the Seller Board
Recommendation, or recommend a Takeover Proposal, if such Board determines in good faith that such Takeover Proposal is a Superior Proposal; provided, however, that no Seller Adverse Recommendation Change may be made in response to a Superior Proposal until after the fifth Business Day following Parent's receipt of written notice (unless at the time such notice is otherwise required to be given there are less than five Business Days prior to the Seller Unitholders Meeting, in which case Seller shall provide as much notice as is reasonably practicable) from Seller (a "Seller Adverse Recommendation Notice") advising Parent that the Board of Managers of Seller intends to make such Seller Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Seller Adverse Recommendation Notice and a new five Business Day period (unless at the time such notice is otherwise required to be given there are less than five Business Days prior to the Seller Unitholders Meeting, in which case Seller shall provide as much notice as is reasonably practicable)). In determining whether to make a Seller Adverse Recommendation Change in response to a Superior Proposal, the Board of Managers of Seller shall take into account
(i) any changes to the terms of this Agreement proposed by Parent (in response to a Seller Adverse Recommendation Notice or otherwise) and (ii) the amount of the Termination Fee and Expenses payable to Parent hereunder in determining whether such third party Takeover Proposal still constitutes a Superior Proposal.

           (d) For purposes of this Agreement:

           "Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Seller equal to 15% or more of Seller's assets or to which 15% or more of Seller's revenues or earnings are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity securities of Seller, (iii) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of any class of equity securities of Seller or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller; in each case, other than the transactions contemplated by this Agreement.

           "Superior Proposal" means a bona fide written offer, obtained after the date hereof and not in breach of this Agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of Seller or all or substantially all of the assets of Seller, made by a third party, which is otherwise on terms and conditions which the Board of Managers of Seller determines in its good faith and reasonable judgment (after consultation with outside counsel and a financial advisor) to be more favorable to Seller's unitholders from a financial point of view than the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).


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           7.7 Non-Competition; Non-Solicitation; Confidentiality.

           (a) For a period from the Closing Date until the fifth anniversary of the Closing Date, Seller shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the Business or that otherwise competes with the Business (a "Restricted Business"). The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Parent, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever.

           (b) For a period from the Closing Date to the fifth anniversary of the Closing Date, Seller shall not: (i) cause, solicit, induce or encourage any Employees of Seller to leave such employment or hire, employ or otherwise engage any such individual; or (ii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former customer of Seller and any Person that becomes a client or customer of the Business after the Closing) or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship.

           (c) From and after the date hereof, Seller shall not and shall cause its Affiliates and their respective officers and directors not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Parent or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Parent, any Confidential Information (as defined below). Seller and its officers, directors and Affiliates shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable Law, Seller shall, to the extent reasonably possible, provide Parent with prompt notice of such requirement prior to making any disclosure so that Parent may seek an appropriate protective order. For purposes of this Section 7.7(c), "Confidential Information" means any information with respect to the Business, including methods of operation, customers, customer lists, products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.


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           (d) The covenants and undertakings contained in this Section 7.7 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.7 will cause irreparable injury to Parent, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 7.7 will be inadequate. Therefore, Parent will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this
Section 7.7 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 7.7 are cumulative and in addition to any other rights and remedies which Parent may have hereunder or at law or in equity. In the event that Parent were to seek damages for any breach of this Section 7.7, the portion of the Purchase Price which is allocated by the parties to the foregoing covenant shall not be considered a measure of or limit on such damages.

           (e) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 7.7 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

           7.8 Preservation of Records. Parent agrees that it shall preserve and keep the records held by it or its Affiliates relating to the Business for a period equal to the same period as it determines to be prudent for its own records of a similar type, but in no event less than the applicable statutes of limitation for federal and state income tax purposes with respect to tax records used or useful for tax and accounting purposes, and shall make such records and personnel available to Seller or its members as may be reasonably required by Seller or its members in connection with, among other things, preparation and filing of tax returns and related matters, any insurance claims by, legal proceedings against or governmental investigations of Seller or any of its Affiliates or members or in order to enable Seller to comply with its obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event Parent wishes to destroy (or permit to be destroyed) such records after that time, Parent shall first give ninety days prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to Parent within that ninety-day period, to take possession of the records within 180 days after the date of such notice.

           7.9 Publicity. Neither Seller, Parent nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Parent or Seller, as applicable, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Parent or Seller lists securities; provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof.


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           7.10 Use of Name. Seller hereby agrees that upon the Closing,
Purchaser shall have the sole right to the use of the name "National By-Products" or similar names, and any service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems or signs containing or comprising the foregoing, or otherwise used in the Business, including any name or mark confusingly similar thereto (collectively, the "Seller Marks") and Seller shall not, and shall not permit any Affiliate to, use such name or any variation or simulation thereof. After closing, Seller shall promptly amend its charter to change its name to be in compliance with this covenant.

           7.11 Environmental Matters.

           (a) Seller shall permit Parent and Parent's environmental consultant to conduct such investigations (including investigations known as "Phase I" environmental Site Assessments and, only if mutually agreed to by Seller and Parent, "Phase II environmental Site Assessments) of the environmental conditions of any real property owned, operated or leased by or for Seller and the operations thereat (subject to any limitations contained in valid, previously executed leases) as Parent, in its reasonable discretion, shall deem necessary or prudent ("Parent's Environmental Assessment"). Parent's Environmental Assessment shall be conducted by a qualified environmental consulting firm, possessing reasonable levels of insurance, in compliance with applicable Laws and in a manner that minimizes the disruption of the operations of Seller.

           (b) Parent shall permit Seller and Seller's environmental consultant to conduct such investigations (including investigations known as "Phase I" environmental Site Assessments and, only if mutually agreed to by Seller and Parent, "Phase II environmental Site Assessments) of the environmental conditions of any real property owned, operated or leased by or for Parent and the operations thereat (subject to any limitations contained in valid, previously executed leases) as Seller, in its reasonable discretion, shall deem necessary or prudent ("Seller's Environmental Assessment"). Seller's Environmental Assessment shall be conducted by a qualified environmental consulting firm, possessing reasonable levels of insurance, in compliance with applicable Laws and in a manner that minimizes the disruption of the operations of Parent.

           (c) Seller shall promptly file all materials required by Environmental Laws as a result of or in furtherance of the transactions contemplated hereunder, including, but not limited to any notifications or approvals required under environmental property transfer laws such as the New Jersey Industrial Site Recovery Act, N.J. Stat. Ann. ss. 13:1K-6 et seq., or the Connecticut Property Transfer Act, Gen. Stat. Ann. ss. 22a-134, and all requests required or necessary for the transfer or re-issuance of Environmental Permits required to conduct the Business after the Closing Date. Parent shall cooperate in all reasonable respects with Seller with respect to such filings and Environmental permit activities.

           7.12 Cooperation with Financing. In order to assist with obtaining the Financing (as defined in Section 9.1(q) below), Seller shall provide such assistance and cooperation as Parent and its Affiliates may reasonably request, including (a) making senior management of Seller reasonably available for customary syndication presentations and meetings and presentations with rating agencies and lenders or other proposed financing sources and (b) cooperating with prospective lenders or other proposed financing sources in performing their due diligence.


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           7.13 Monthly Financial Statements. As soon as reasonably practicable, but in no event later than 30 days after the end of each calendar month during the period from the date hereof to the Closing, Seller shall provide Parent with
(a) unaudited monthly financial statements (such statements to be prepared by Seller in accordance with GAAP consistent with past practice in each case without footnotes) and (b) operating or management reports (such reports to be in the form prepared by Seller in the Ordinary Course of Business) of Seller for such preceding month (such financial statements, the "Monthly Financial Statements").

           7.14 Notification of Certain Matters. Seller shall give notice to Parent and Parent shall give notice to Seller, as promptly as reasonably practicable upon becoming aware of (a) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it to be untrue or inaccurate in any respect at any time after the date hereof and prior to the Closing, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) the institution of or the threat of institution of any Legal Proceeding against Seller related to this Agreement or the transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 7.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

           7.15 Parent Board of Directors. On the Closing Date, Parent shall take such actions as are reasonably necessary to elect Dean Carlson and one other nominee of Seller, acceptable to Parent, to Parent's Board of Directors, to serve until Parent's next annual meeting of stockholders and until his successor is elected and qualified, or if earlier, until his earlier death, resignation or removal.

           7.16 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholder Meetings.

           (a) As soon as practicable following the date of this Agreement, Seller and Parent shall prepare and file with the SEC the Joint Proxy Statement and Seller and Parent shall prepare and Parent shall file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Seller and Parent shall, and shall cause their accountants and lawyers to use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, including causing their accountants to deliver necessary or required instruments such as opinions, consents, certificates and comfort letters, each in customary form and covering such matters of the type customarily covered by such documents. Seller shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the unitholders of Seller and Parent shall use its reasonable best efforts to cause the Joint Proxy


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Statement to be mailed or otherwise delivered in accordance with Law to the stockholders of Parent, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of shares of Parent Common Stock, and Seller shall furnish all information concerning Seller and the Unitholders of Seller as may be reasonably requested by Parent in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Joint Proxy Statement will be made by Seller or Parent, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the time the Form S-4 is declared effective under the Securities Act any information relating to Seller or Parent, or any of their respective Affiliates, directors or officers, should be discovered by Seller or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the unitholders of Seller and the stockholders of Parent. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Form S-4.

           (b) Seller shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its unitholders (the "Seller Unitholders Meeting") solely for the purpose of obtaining the Seller Unitholder Approval. Subject to
Section 7.6(c) hereof, Seller shall, through its Board of Managers, recommend to its unitholders adoption of this Agreement (the "Seller Board Recommendation"). The Joint Proxy Statement shall include a copy of the Seller Board Recommendation. Without limiting the generality of the foregoing, Seller's obligations pursuant to the first sentence of this Section 7.16(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Seller of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Managers of Seller or any committee thereof of the Seller Board Recommendation or such Board of Managers' or such committee's approval of this Agreement. Seller shall use its reasonable best efforts to cause the Seller Unitholders Meeting to occur on the same date as the Parent Stockholders Meeting.


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
           (c) Parent shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of obtaining the Parent Stockholder Approval. Parent shall, through its Board of Directors, recommend to its stockholders that they vote in favor of the Transaction and this Agreement; provided, however, that the Board of Directors of Parent may withdraw or modify such recommendation if they determine that such withdrawal or modification is necessary in the exercise of their fiduciary duties; provided, further, however, that if the Board of Directors of Parent withdraws or modifies such recommendation due to any reason other than a reason or reasons arising from a Material Adverse Effect, Parent shall pay Seller a Termination Fee and Expenses to the same extent as provided for Parent in
Section 4.5. Parent shall use its reasonable best efforts to cause the Parent Stockholders Meeting to occur on the same date as the Seller Unitholders Meeting.

           (d) Parent and Seller hereby agree that any Unitholder of Seller that, prior to the True-Up Date, transfers his, her or its shares of Parent Common Stock received at Closing (and any transferee thereof except transfers by gift or into trust) shall be prohibited from receiving any True-Up Shares as to the shares transferred. Certificates evidencing shares of the Closing Issued Shares shall include a legend to that effect.

           7.17 Dividends. All cash dividends made by Seller to its Unitholders after the date hereof and prior to Closing shall be made in the Ordinary Course of Business; provided, however, that, on the Closing Date, the amount of Closing Working Capital must be equal to at least the amount of Target Working Capital; provided, further, however, that to the extent Seller has cash on hand at Closing in excess of the amount required, if any, for Closing Working Capital to equal at least the amount of Target Working Capital, then Seller may make a special dividend of all such excess cash to its unitholders immediately prior to Closing.

           7.18 Amendment of Rights Plan. Seller has amended its Rights Agreement, dated as of January 1, 1999, to provide that such Rights Agreement shall terminate immediately prior to the Closing.

           7.19 No Dissolution of Seller. Seller hereby agrees that (a) no action shall be taken to dissolve Seller or otherwise terminate its limited liability company existence and (b) it will withhold sufficient funds to meet its obligations under this Agreement, until the later to occur of the date that is fifteen months following the Closing Date and the date upon which all Unresolved Claims, if any, have been resolved in accordance with Article X and the Escrow Agreement.

           7.20 Transfer of Certificates of Title. At Closing, Seller shall deliver to Purchaser certificates of title to the assets listed on Company Disclosure Schedule 7.20 to be transferred to Purchaser.

           7.21 Agreements of Rule 145 Affiliates. At least five Business Days prior to the Closing Date, Seller shall cause to be prepared and delivered to Parent a list identifying all persons who it believes may be deemed to be "affiliates" of Seller, as that term is used in paragraphs (c) and (d) of Rule


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145 under the Securities Act (the "Rule 145 Affiliates"). Seller shall use its commercially reasonable efforts to cause each person who is identified as its Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Closing Date, a written agreement, in substantially the form attached hereto as Exhibit
B. Parent shall be entitled to place restrictive legends on any shares of Parent Common Stock issued (i) to such Rule 145 Affiliates and (ii) to any other Persons who it reasonably believes may be deemed to be "affiliates" of Seller, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, pursuant to the Transaction.

           7.22 Updating of Schedules. From time to time prior to the Closing Date, Seller shall promptly amend or supplement the Company Disclosure Schedule to reflect any events or circumstances that occur or arise between the date hereof and the Closing Date and that, if existing or occurring on the date of this Agreement, would have been required to be disclosed on such Schedule in order to make the representations and warranties of Seller true and correct; provided, however, that no such amendment or supplement made by Seller shall have any effect for the purpose of determining the satisfaction of the conditions to the obligations of Parent and Purchaser hereunder or excuse the breach of a covenant of Seller hereunder; and provided further, however, that following receipt of the amended or supplemented Company Disclosure Schedule, Parent shall have the option of either (a) terminating this Agreement or (b) proceeding with the Closing and waiving any claim for indemnification for the additional matter(s) so disclosed.

           7.23 Engagement of Actuary. Seller shall use its insurance company's actuary to value, at Seller's expense, Seller's Liabilities related to potential workers' compensation claims for Seller's fiscal year ending 2005. Prior to Closing, Parent shall engage a reputable third-party actuary, at Parent's expense, to value such Liabilities and the difference, if any, between the amount determined by Seller's actuary and the actuary engaged by Parent shall be reflected in the Final Working Capital; provided that if the actuary engaged by Parent determines a range of such Liabilities, the parties will use the mid-point amount and not the high- or low-end of such range.

                                  ARTICLE VIII

                         EMPLOYEES AND EMPLOYEE BENEFITS

           8.1 Employment. Purchaser shall assume all liabilities arising out of, relating to, or with respect to, the Labor Contracts with labor unions or associations representing Employees of Seller disclosed in Company Disclosure
Schedule 5.14(b), and the Employees covered by the Labor Contracts shall become employees of Purchaser after the Closing without interruption in employment. Prior to the Closing, Purchaser shall deliver, in writing, an offer of employment on an "at will" basis to the Employees of Seller who are not covered by any of the Labor Contracts disclosed in Company Disclosure Schedule 5.14(a). Each such offer of employment shall be at the same salary or hourly wage rate and position in effect immediately prior to the Closing Date. The Employees of Seller covered by the Labor Contracts disclosed in Company Disclosure Schedule 5.14(a) and the individuals who accept Purchaser's "at will" employment offer by


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the Closing Date are hereinafter referred to as the "Transferred Employees."
Subject to applicable Laws and to any terms, conditions, or limitations contained in the Labor Contracts disclosed in Company Disclosure Schedule 5.14(a), after the Closing Date, Purchaser shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them).

           8.2 Standard Procedure. Pursuant to Section 4 of Revenue Procedure 2004-53 I.R.B. 2004-34, (a) Purchaser and Seller shall report on a predecessor/successor basis as set forth therein, (b) Seller will not be relieved from filing a Form W-2 with respect to any Transferred Employees, and
(c) Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee only with respect to the portion of the year during which such Employees are employed by the Purchaser that includes the Closing Date, excluding the portion of such year that such Employee was employed by Seller.

           8.3 Employee Benefits. Following the Closing, Purchaser shall provide the Transferred Employees who are not covered by a collective bargaining agreement with benefits under Purchaser's existing employee benefit plans or employee benefit plans of Seller that are assumed by Purchaser ("Purchaser Plans") that are comparable, in the aggregate, to the benefits provided by Seller immediately prior to the Closing. Transferred Employees who are covered by a collective bargaining agreement shall be provided with benefits in compliance with such agreement. Purchaser shall cause Transferred Employees to be credited with service with Seller for vesting and eligibility (including any earned vacation time to the extent reflected on the Final Closing Balance Sheet) under the Purchaser Plans and solely under Seller's defined benefit plan for benefit accruals with respect to accrued benefit obligations. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring any compensation or employee benefit plans, programs or arrangements to continue to be maintained by Purchaser with respect to the Transferred Employees for any specified period after the Closing Date.

           8.4 Withdrawal Liability.

           (a) To avoid the imposition of withdrawal liability on Seller, Parent and Purchaser agree that, with respect to the Multiemployer Plans set forth on Company Disclosure Schedule 5.13(a) to which Seller contributes (each, a "Plan"), they will: (i) contribute to each Plan for substantially the same number of contribution base units (as defined in ERISA Section 4001(a)(11)) for which Seller has an obligation to contribute prior to the Closing Date with respect to the applicable collective bargaining agreement and (ii) provide to each Plan for a period of five consecutive plan years commencing with the first plan year beginning after the Closing Date, a bond to be obtained by Purchaser issued by a corporate surety corporation that is an acceptable surety for purposes of ERISA Section 412, or a sum to be provided by Purchaser held in escrow by a bank or similar financial institution, or an irrevocable letter of credit to be obtained by Purchaser, equal to the greater of (x) the average annual contribution required to be made by Seller with respect to the operations


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under the Plans for the three plan years immediately preceding the plan year in which the Closing Date occurs or (y) the annual contribution that Seller was required to make under each Plan with respect to the operations for the last plan year prior to the plan year in which the Closing Date occurs, or shall obtain a waiver of the requirements to provide any of the foregoing or shall comply with alternatives acceptable to the Plan or Plans, in order to ensure compliance with Section 4204 of ERISA. Unless and until such a waiver of the bonding, escrow, or letter of credit requirements is granted, or alternatives acceptable to the Plan or Plans are satisfied, Parent and Purchaser shall comply with the bond, escrow or letter of credit requirements, except to the extent provided in PBGC Regulation 4204(11)(d). If at any time during the first five plan years beginning after the Closing Date, Purchaser withdraws from, or fails to make a required contribution to, one of the Plans, the bond, escrow, or letter of credit obtained with respect to such Plan, if any, shall be paid to such Plan. In addition, if Seller is required to provide a bond or an amount in escrow pursuant to ERISA Section 4204(a)(3), Parent and Purchaser, on behalf of Seller, shall provide such bond or such amount in escrow, the costs of which shall be borne equally by Purchaser and Seller, for the period of time, and in a form that complies with ERISA Section 4204(a)(3) (or obtain a variance from such bonding or escrow requirements from the Plan) and furnish proof of such compliance to Seller.

           (b) Secondary Liability. If Purchaser effects a complete or partial withdrawal from a Plan during the first five plan years following the Closing Date and Purchaser fails to make any withdrawal liability payment to the Plan when due, then Seller shall be secondarily liable to the Plan for any unpaid withdrawal liability to the extent that Seller would have incurred such liability following the Closing Date had Purchaser not agreed to the provisions of this Section 8.4. Seller's obligations set forth in this Section 8.4(b) shall continue with respect to events that occurred prior to the last day of the five plan year period referred to in this Section 8.4 (regardless of when notice of such liability is received by either Purchaser or Seller). Purchaser and Seller shall promptly notify the other party of any demand for payment of withdrawal liability received by Purchaser or Seller with respect to events that occurred within five (5) years following the Closing Date. Purchaser and Seller agree to take all such further actions as may be necessary to satisfy the sale of assets exception requirements set forth in Section 4204 of ERISA. If Seller incurs secondary liability under this Section 8.4, Parent and Purchaser shall indemnify, defend, protect and hold harmless Seller for any such payments made by Seller in satisfaction of such obligation.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

           9.1 Conditions Precedent to Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent and Purchaser in whole or in part to the extent permitted by applicable
Law):


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
           (a) the representations and warranties of Seller set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, in the event of any breach of a representation or warranty of Seller set forth in this Agreement, the condition set forth in this Section 9.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together could reasonably be expected to have a Material Adverse Effect.

           (b) Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date;

           (c) there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect;

           (d) Parent shall have received a certificate signed by the Chief Executive Officer of Seller, in form and substance reasonably satisfactory to Parent, dated the Closing Date, to the effect that each of the conditions specified above in Sections 9.1(a)-(c) have been satisfied in all respects;

           (e) With respect to each Owned Property, Parent shall have received a binding commitment from a title company of Parent's choice , the costs of which will be borne one-half by Parent and one-half by Seller, to issue a policy of title insurance on such Owned Property, which shall show title thereto to be in the condition represented by Seller herein, and shall otherwise be reasonably satisfactory to Parent, shall contain exceptions only for Permitted Exceptions (all Liens, other than Permitted Exceptions, including all Liens set forth on Company Disclosure Schedule 5.9(a)(i)(A)), being satisfied by Seller prior to Closing, and satisfactory evidence thereof provided to Parent and its title company on or before Closing), and shall show no rights of occupancy or use by third parties other than tenants under Real Property Leases, no encroachments, and no gaps in the chain of title, the cost of the cure of which shall be borne by Seller;

           (f) Parent shall have received, from Parent's surveyor, an ALTA/ACSM Class A Land Title Survey with respect to each Owned Property, which does not reveal any fact or condition which has not been previously disclosed to Parent and which is otherwise reasonably satisfactory to Parent, the cost of which surveys shall be borne equally by Seller and Parent;


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
           (g) Seller shall have delivered to Parent's title company any certifications, gap and lien indemnities and title and survey affidavits, commonly delivered in transactions involving the sale of real property in which title insurance is purchased, as may be requested by the title company in connection with the issuance of title insurance for Parent or its lenders, together with copies of formation documents, incumbency certificates, certificates of good standing and consents or resolutions as are requested by said title company;

           (h) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

           (i) (i) the waiting period under the HSR Act shall have expired and Seller shall have obtained any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body set forth on Company Disclosure Schedule 5.3(b) required to be obtained or made in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby and (ii) Seller shall have obtained all consents waivers and approvals under all Antitrust Laws and those consents, waivers and approvals referred to in Section 5.3(b) hereof in a form satisfactory to Parent;

           (j) the Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

           (k) the Seller Unitholder Approval shall have been obtained in accordance with applicable Law and the operating agreement and By-laws of Seller;

           (l) the Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of Parent;

           (m) the shares of Parent Common Stock deliverable to the Unitholders as contemplated by this Agreement shall have been approved for listing on The American Stock Exchange, subject to official notice of issuance;

           (n) Seller shall have provided Parent with an affidavit of non-foreign status of Seller that complies with Section 1445 of the Code (a "FIRPTA Affidavit");

           (o) Each of Mark Myers, David Pace and Larry Angotti shall have entered into an employment agreement on terms satisfactory to Parent, and such employment agreements shall be in full force and effect;

           (p) Dean Carlson shall have executed and delivered a noncompetition and nonsolicitation agreement substantially in the form attached hereto as Exhibit C;

           (q) Purchaser shall have obtained proceeds from the financing set forth in the Term Sheet on the terms and conditions set forth therein (or otherwise reasonably satisfactory to Parent) (the "Financing");


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
           (r) Parent shall have received the appropriate consents required under Parent's senior credit facility and subordinated debt facility;

           (s) Seller shall have delivered, or caused to be delivered, to Purchaser a duly executed bill of sale in the form of Exhibit D hereto and other documents and instruments of transfer reasonably requested by Purchaser or Purchaser's title company;

           (t) Seller shall have delivered, or cause to be delivered, to Purchaser duly executed general warranty deeds in forms appropriate for each state in which Owned Real Property is located (other than for the Excluded Properties) and, if requested by Purchaser, separate assignments for the Real Property Leases; provided, however, that Seller may deliver special warranty deeds in lieu of general warranty deeds for certain Owned Real Property if title insurance has been obtained for such Owned Real Property;

           (u) Seller shall have obtained the issuance, reissuance or transfer of all Permits (including Environmental Permits) set forth on Company Disclosure
Schedule 5.16(b) for Purchaser to conduct the operations of Business as of the Closing Date, and Seller shall have satisfied all property transfer requirements arising under Law, including Environmental Laws;

           (v) Seller shall have delivered, or caused to be delivered, to Purchaser a duly executed assignment and assumption agreement in the form of Exhibit E hereto and duly executed assignments of the registrations and applications included in the Purchased Intellectual Property, in a form reasonably acceptable to Purchaser and suitable for recording in the U.S. Patent and Trademark Office, U.S. Copyright Office or equivalent foreign agency, as applicable, and general assignments of all other Purchased Intellectual Property;

           (w) Seller shall have delivered, or caused to be delivered, to Purchaser, a duly executed power of attorney in the form of Exhibit F hereto;

           (x) Seller shall have delivered, or caused to be delivered, to Parent an opinion of Nyemaster, Goode, West, Hansell & O'Brien PC, counsel to Seller, in substantially the form of Exhibit G hereto and permitting reliance thereupon by Parent's lenders;

           (y) Seller shall have delivered all instruments and documents necessary to release any and all Liens, other than Permitted Exceptions, on the Purchased Assets, including appropriate UCC financing statement amendments (termination statements);

           (z) appropriate payoff letters relating to the Payoff Indebtedness Amount in form and substance reasonably satisfactory to Parent;

           (aa) the opinion of Harris Nesbitt Corp. dated as of December 16, 2005 delivered to the Board of Directors of Parent shall not have been withdrawn or materially modified due solely to a Material Adverse Effect;


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
           (bb) Seller shall have delivered, or caused to be delivered, to Purchaser copies of all consents, waivers and approvals referred to in Section 9.1(i)(ii); and

           (cc) Seller shall have delivered, or caused to be delivered, to Parent such other documents as Parent may reasonably request.

           9.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

           (a) the representations and warranties of Parent and Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, in the event of any breach of a representation or warranty of Parent or Purchaser set forth in this Agreement, the condition set forth in this Section 9.2(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together could reasonably be expected to have a Parent Material Adverse Effect;

           (b) Parent and Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Parent and Purchaser on or prior to the Closing Date;

           (c) there shall not have occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Parent Material Adverse Effect;

           (d) Seller shall have received certificates signed by the Chief Executive Officer of each of Parent and Purchaser, in form and substance reasonably satisfactory to Seller, dated the Closing Date, to the effect that each of the conditions specified above in Sections 9.2(a)-(c) have been satisfied in all respects;

           (e) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

           (f) the waiting period under the HSR Act shall have expired and Parent shall have obtained or made any other consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body set forth on Parent Disclosure Schedule 6.4 required to be obtained or made by it in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;


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
           (g) the Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

           (h) the Seller Unitholder Approval shall have been obtained in accordance with applicable Law and the operating agreement and by-laws of Seller;

           (i) the Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of Parent;

           (j) the shares of Parent Common Stock deliverable to the Unitholders as contemplated by this Agreement shall have been approved for listing on The American Stock Exchange, subject to official notice of issuance;

           (k) Parent shall have delivered, or caused to be delivered, to Seller evidence of the wire transfer referred to in Section 3.2 hereof;

           (l) Purchaser shall have delivered, or caused to be delivered, to Seller a duly executed assignment and assumption agreement in the form attached hereto as Exhibit E hereto;

           (m) Parent and Purchaser shall have delivered, or caused to be delivered, to Seller an opinion of Weil, Gotshal & Manges LLP, counsel to Parent and Purchaser, in substantially the form of Exhibit I hereto; and

           (n) the opinion of Philip Schneider & Associates, Inc. dated as of December 16, 2005 delivered to the Board of Managers of Seller shall not have been withdrawn or materially modified due solely to a Parent Material Adverse Effect.

                                   ARTICLE X

                                 INDEMNIFICATION

           10.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement, any certificate delivered pursuant hereto or any Seller Document or Purchaser Document shall survive the Closing through and including the True-Up Date; provided, however, that the representations and warranties of Seller set forth in Section 5.8 (taxes) shall survive the Closing until ninety days following the expiration of tha applicable statute of limitations with respect to the particular matter thereof (in each case, the the "Survival Period"); provided, however, that any obligations under Sections 10.2(a)(i) and 10.2(b)(i) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 10.3(a) before the termination of the Survival Period.


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
           10.2 Indemnification.

           (a) Subject to Sections 10.1, 10.4 and 10.5 hereof, Seller hereby agrees to indemnify and hold Parent and its Affiliates and their respective directors, officers, employees, stockholders, members, partners, agents, attorneys, representatives, successors and assigns (collectively, the "Parent Indemnified Parties") harmless from and against, and pay to the applicable Parent Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including reasonable costs of investigation and defense and attorneys' and other professionals' fees and related charges), or any diminution in value, whether or not involving a third party claim (individually, a "Loss" and, collectively, "Losses"):

               (i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by Seller in this Agreement or in any Seller Document to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

               (ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Seller under this Agreement or in any Seller Document;

               (iii) any Liability of Seller under WARN arising on or before the Closing Date; and

               (iv) arising out of, based upon or relating to any Excluded Asset or any Excluded Liability.

           (b) Subject to Sections 10.1 and 10.4, Parent and Purchaser hereby agree to indemnify and hold Seller and its Affiliates and their respective stockholders, directors, officers, employees, Unitholders, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Seller Indemnified Parties") harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses:

               (i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by Parent or Purchaser in this Agreement or in any Purchaser Document to be true and correct in all respects at the date hereof and as of the Closing Date;

               (ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Parent or Purchaser under this Agreement or any Purchaser Document; and

               (iii) arising out of, based upon or relating to any Assumed Liability.


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
For greater clarity and subject to the limitations contained in this Article X, Losses can be recovered on behalf of the Unitholders by Seller.

           (c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement, any Seller Document or Purchaser Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

           10.3 Indemnification Procedures.

           (a) A claim for indemnification for any matter not involving a third party claim shall be asserted by prompt written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article X unless the indemnifying party is materially prejudiced by the failure to give prompt written notice of the claim for indemnification.

           (b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 10.2 hereof (regardless of the limitations set forth in Section 10.4) ("Third Party Claim"), the indemnified party shall promptly cause written notice of the assertion of any Third Party Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure. Subject to the provisions of this Section 10.3, the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder, it shall within ten (10) days of the indemnified party's written notice of the assertion of such Third Party Claim (or sooner, if the nature of the Third Party Claim so requires) notify the indemnified party of its intent to do so; provided that the indemnifying party must conduct its defense of the Third Party Claim actively


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
and diligently thereafter in order to preserve its rights in this regard. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the indemnified party defends any Third Party Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Third Party Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Third Party Claim, the indemnified party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Third Party Claim. Each party hereto agrees to provide reasonable access to each other party to such documents and information as may reasonably by requested in connection with the defense, negotiation or settlement of any such Third Party Claim. Notwithstanding anything in this
Section 10.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant (or claimants) and such party provide to such other party an unqualified release from all Liability in respect of the Third Party Claim. If the indemnifying party makes any payment on any Third Party Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third Party Claim.

           (c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement, in each case with respect to an Third Party Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay all of such remaining sums so due and owing to the indemnified party in accordance with Section 10.5.

           10.4 Limitations on Indemnification for Breaches of Representations and Warranties.

           (a) An indemnifying party shall not have any Liability under Section 10.2(a)(i) or Section 10.2(b)(i) hereof unless the aggregate amount of Losses incurred by the indemnified parties and indemnifiable thereunder based upon, attributable to or resulting from the failure of any of the representations or warranties to be true and correct exceeds $1,400,000 (the "Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of all such Losses.


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
           (b) The liability of Seller, Parent, and Purchaser under this Article X shall not exceed the Indemnity Escrow Amount.

           (c) For purposes of determining the failure of any representations or warranties to be true and correct, the breach of any covenants or agreements, and calculating Losses hereunder any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded.

           10.5 Tax Treatment of Indemnity Payments. Seller and Parent agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for all Tax purposes. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment under Article X (including this Section 10.5) is determined to be taxable to the party receiving such payment by any Taxing Authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment and any Losses incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

                                   ARTICLE XI

                                      TAXES

           11.1 Transfer Taxes. Seller and Parent shall each (i) be responsible for half of any and all sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the transactions contemplated by this Agreement (collectively, "Transfer Taxes"), regardless of the Person liable for such Transfer Taxes under applicable Law and (ii) timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes.

           11.2 Prorations. Seller shall bear all property and ad valorem tax liability with respect to the Purchased Assets if the lien or assessment date arises prior to the Closing Date irrespective of the reporting and payment dates of such taxes. All other real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between Purchaser and Seller as of the Closing Date. Seller shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period up to and including the Closing Date. Purchaser shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period


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
after the Closing Date. With respect to Taxes described in this Section 11.2, Seller shall prepare and timely file all Tax Returns due before the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for Taxes, which are subject to proration under this Section 11.2 and such payment includes the other party's share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

           11.3 Cooperation on Tax Matters. Parent and Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters.

                                   ARTICLE XII

                                  RISK OF LOSS

           The risk of loss, damage or destruction to the Purchased Assets from fire or other casualty or cause, shall be borne by Seller at all times up to the Closing. It shall be the responsibility of Seller prior to the Closing to use reasonable commercial efforts to repair or cause to be repaired and to restore the affected property to its condition prior to any such loss, damage or destruction. In the event of any such loss, damage or destruction, the proceeds of any claim for any loss payable under any insurance policy with respect thereto shall be used to repair, replace or restore any such property to its former condition subject to the conditions stated below. In the event that property reasonably required for the normal operation of the Business is not repaired, replaced, or restored prior to the Closing, Purchaser, at its sole option, and as Purchaser's sole remedy with respect to any of the foregoing, upon written notice to Seller: (a) may elect to postpone Closing until such time as the property has been repaired, replaced, or restored, or (b) may elect to consummate the Closing and accept the property in its then condition, in which event Seller shall assign to Purchaser all proceeds of insurance theretofore, or to be, received, covering the property involved; and if Purchaser shall extend the time for Closing pursuant to clause (a) above, and the repairs, replacements, or restorations are not completed within sixty (60) days after the date on which all of the conditions set forth in Article IX has been satisfied or waived (other than conditions by their nature are to be satisfied at Closing), Purchaser may, as its sole right and remedy, terminate this Agreement by giving written notice thereof to Seller, without any party having any Liability or obligation under or in respect of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

           13.1 Expenses. Except as otherwise provided in this Agreement, each of Seller, Parent and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, each of Parent and Seller shall pay one-half the costs of title insurance and surveys.

           13.2 Specific Performance. Seller agrees that the Purchased Assets include unique property that cannot be readily obtained on the open market and that Parent and Purchaser will be irreparably injured if the Closing under this Agreement does not occur as provided herein. Therefore, Parent and Purchaser shall have the right specifically to enforce the performance of Seller's obligations under this Agreement to effect the Closing without the necessity of posting any bond or other security, and Seller hereby waives the defense in any such suit that Parent and Purchaser have an adequate remedy at law and agree not to interpose any opposition, legal, or otherwise, as to the propriety of specific performance as a remedy. If the Closing shall not occur in accordance with the terms of this Agreement, the remedy of specific enforcement in accordance with this Section 13.2 shall not be exclusive of any other rights and remedies that Parent and Purchaser may otherwise have under this Agreement, all of which rights and remedies shall be cumulative.

           13.3 Submission to Jurisdiction; Consent to Service of Process; Arbitration.

           (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort of statute) shall be resolved by a binding arbitration, to be held in Dallas, Texas pursuant to the Federal Arbitration Act and in accordance with the then-prevailing International Arbitration Rules of the American Arbitration Association (the "AAA"). The AAA shall select three arbitrators. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the tribunal of three arbitrators be constituted as expeditiously as possible following the submission of the dispute to arbitration. Once such tribunal is constituted and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within sixty days of submission of the dispute to arbitration. The arbitrators shall render their final award within


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
sixty days, subject to extension by the arbitrators upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrators will state the factual and legal basis for the award in writing. The decision of the arbitrators in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration pursuant to this Section 13.3(a) (as determined by the arbitrators), including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any such action.

           (b) The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 13.6.

           13.4 Entire Agreement; Amendments and Waivers. This Agreement and the exhibits hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule, and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

           13.5 Governing Law. This Agreement and all matters based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws, both procedural and substantive, of the State of New York without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

           13.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to Seller, to:

                  National By-Products, LLC
                  1020 Locust Street
                  Des Moines, IA 50303
                  Attention:  Mark A. Myers, President
                  Facsimile:  888-937-6556

                  With a copy to:

                  Nyemaster, Goode, West, Hansell & O'Brien PC
                  700 Walnut Street, Suite 1600
                  Des Moines, IA 50309-3899
                  Attention:  Carlton T. King
                  Facsimile:  525-283-3108

                  If to Parent and/or Purchaser, to:

                  Darling International Inc.
                  251 O'Connor Ridge Blvd., Suite 300
                  Irving, Texas 75038
                  Facsimile:  972-281-4475
                  Attn:  General Counsel

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas 75201
                  Facsimile:  214-746-7777
                  Attention:  Mary R. Korby, Esq.

           13.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           13.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller, Parent or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Parent and Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, Purchaser's rights to purchase the Purchased Assets and assume the Assumed Liabilities and Parent's and Purchaser's rights to seek indemnification hereunder) to any Affiliate of Parent, any Person from which it has borrowed money or any Person to which Parent or any of its Affiliates proposes to sell all or substantially all of the assets relating to the Business. Upon any such permitted assignment, the references in this Agreement to Parent or Purchaser, as applicable, shall also apply to any such assignee unless the context otherwise requires.

           13.9 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Parent or its Affiliates shall have any Liability for any Liabilities of Parent under this Agreement or the Purchaser Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. No past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Seller or its Affiliates shall have any Liability for any Liabilities of Seller under this Agreement or the Seller Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

           13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first written above.

                                          DARLING INTERNATIONAL INC.

                                          By: /s/ Randall C. Stuewe
                                              ----------------------------------
                                              Randall C. Stuewe
                                              Chief Executive Officer



                                          DARLING NATIONAL LLC

                                          By: /s/ Randall C. Stuewe
                                              ----------------------------------
                                              Randall C. Stuewe
                                              Chief Executive Officer



                                          NATIONAL BY-PRODUCTS, LLC

                                          By: /s/ Mark A. Myers
                                              ----------------------------------
                                              Mark A. Myers
                                              President

                                                                      EXHIBIT A

                                ESCROW AGREEMENT
                                ----------------


         This ESCROW AGREEMENT, dated as of ____________, 2006 (this "ESCROW AGREEMENT"), is by and among Darling International Inc., a Delaware corporation ("PARENT"), National By-Products, LLC, an Iowa limited liability company ("SELLER" and together with Parent, sometimes referred to collectively as the "PARTIES"), and U.S. Bank, National Association, as escrow agent (the "ESCROW AGENT").

                                    RECITALS

         A. Pursuant to that certain Asset Purchase Agreement, dated as of December 19, 2005, by and among Parent, Darling National LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent ("PURCHASER"), and Seller (the "PURCHASE AGREEMENT"), Purchaser will acquire substantially all of Seller's assets. The Escrow Agent is not a party to and will not be responsible for the Purchase Agreement.

         B. The Parties wish, pursuant to the Purchase Agreement, to set aside in escrow a portion of the consideration to be delivered by Parent pursuant to the Purchase Agreement to secure any purchase price adjustments or indemnification obligations of Seller under the Purchase Agreement.

         C. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                    AGREEMENT

         Accordingly, in consideration of the recitals and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the Parties and the Escrow Agent agree as follows:

         Section 1. DEPOSIT OF ESCROW FUNDS. On the Closing Date, Parent shall, on behalf of Seller, deliver or caused to be delivered to the Escrow Agent an amount in immediately available funds equal to THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (the "ESCROW CASH") and that number of shares of Parent Common Stock rounded to the nearest whole number equal to the quotient of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000) divided by the Closing Share Price (the "ESCROW SHARES"). The Escrow Cash, together with interest and dividends earned thereon, is referred to as the "CASH ESCROW FUNDS." As used herein, the term "ESCROW FUNDS" shall mean the Cash Escrow Funds and the Escrow Shares, less any distributions made hereunder. The Escrow Funds will be held in trust and will not be subject to any lien or attachment of any creditor of any party hereto and will be used solely for the purposes and subject to the conditions set forth herein. The Cash Escrow Funds shall be delivered to the Escrow Agent by wire transfer of immediately available funds to an account designated by the Escrow Agent. The Escrow Shares shall be delivered to the

Escrow Agent by a bonded carrier against receipt therefor by the Escrow Agent. All cash amounts received as a distribution in respect of the Escrow Shares shall be deposited under the terms of this Escrow Agreement, and shall become part of the Cash Escrow Funds. All non-cash amounts received as a distribution in respect of the Escrow Shares shall be deposited under the terms of this Escrow Agreement, and shall be held with the Escrow Shares.

         Section 2. ACCEPTANCE OF APPOINTMENT AS ESCROW AGENT. The Escrow Agent, by executing this Escrow Agreement, accepts the appointment as the Escrow Agent hereto and agrees (a) to hold, invest, reinvest and distribute the Cash Escrow Funds and (b) to hold and distribute the Escrow Shares, as applicable, in accordance with the terms of this Escrow Agreement.

         Section 3. INVESTMENTS.

                (a) Permitted Investments. Pending disbursement of the Cash Escrow Funds, the Escrow Agent will invest the Cash Escrow Funds, including those cash amounts received as a distribution in respect of the Escrow Shares, in Permitted Investments (as hereinafter defined). For purposes of this Escrow Agreement, "PERMITTED INVESTMENTS" means (i) money market funds registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to the investments described in clauses (ii) through (v) of this Section 3(a), (ii) obligations of or guaranteed by the United States of America or any agency thereof, either outright or in connection with repurchase agreements covering such obligations, (iii) obligations of or guaranteed by any state or political subdivision of the United States of America with a maturity of six months or less, (iv) interest bearing certificates of deposit or bankers' acceptances issued by any national or state-chartered bank having capital and surplus of at least $1,000,000,000 with an investment term of six months or less, (v) commercial paper with a maturity of no more than 30 days rated at least P-1 by Moody's Investor Service, Inc. and A-1 by Standard & Poor's Corporation, (vi) a U.S. Bank Money Market Account and (vii) such other investments as may be specified from time to time to the Escrow Agent by joint written instructions of Parent and Seller.

                (b) Conversion of Investments. As and when any amount of the Cash Escrow Funds is needed for disbursement under this Escrow Agreement, the Escrow Agent will cause a sufficient amount of the Cash Escrow Funds to be converted into cash. Seller will select the investments or types of investments to be so converted. Neither Parent nor Seller will be liable for any loss of principal or income due to the choice of Permitted Investments in which the Cash Escrow Funds are invested or the Permitted Investments sold or converted pursuant to this Section 3(b).

                (c) TINs. Tax Matters. The Parties each represent that its correct Taxpayer Identification Number assigned by the Internal Revenue Service ("IRS") or any other taxing authority is set forth on the signature page hereof. In addition, all interest or other income earned under this Escrow Agreement shall be reported, allocated and/or paid to Seller and treated as owned by Seller for all tax purposes, and such income shall be reported to the IRS or any other taxing authority in a manner consistent therewith. The Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities. Any tax returns or reports required to be prepared and filed on behalf of or by the Escrow Funds will be prepared and filed by Seller, as applicable, and the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to any income earned by the Escrow Funds. In addition, any tax or other payments (including penalties and interest thereon) required to be made pursuant to such tax return or filing will be paid by Seller, as appropriate. The Escrow Agent shall have no responsibility for such payment unless directed to do so by the appropriate authorized party.

                (d) Investments. During the term of this Escrow Agreement, the Cash Escrow Funds shall be invested in the [U.S. Bank Money Market Account](1), unless otherwise instructed in writing by the Parties and as shall be acceptable to the Escrow Agent. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the Permitted Investments to be purchased and/or sold. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this contract or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Cash Escrow Funds. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. Receipt of the Escrow Funds and investment and reinvestment of the Cash Escrow Funds shall be confirmed by the Escrow Agent as soon as practicable by an account statement, and any discrepancies in any such account statement shall be noted by the Parties to the Escrow Agent within 30 calendar days after receipt thereof. Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within such 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

         Section 4. RELEASE OF ESCROW FUNDS DUE TO PURCHASE PRICE ADJUSTMENT. Upon final determination of Final Working Capital pursuant to Section 3.5 of the Purchase Agreement, if Initial Closing Working Capital exceeds Final Working Capital, Seller and Parent shall promptly, but not later than three Business Days after such final determination, execute and deliver to the Escrow Agent an instruction letter, substantially in the form attached hereto as Exhibit A (a "JOINT INSTRUCTION LETTER"), directing the Escrow Agent to release from the Escrow Funds to Parent an amount equal to the difference between Initial Closing Working Capital and Final Working Capital, together with interest thereon from the Closing Date to the date payment is made as determined in accordance with
Section 3.5(f) of the Purchase Agreement (such amount, the "WORKING CAPITAL CLAIM"). Promptly following the Escrow Agent's receipt of the executed Joint Instruction Letter, the Escrow Agent shall release and distribute, in accordance with such instructions, the number of Escrow Shares necessary to satisfy sixty-five percent (65%) of the Working Capital Claim by a bonded carrier


----------------------------
(1) If not a U.S. Bank Money Market Account, a similar account to be agreed upon by the Parties and acceptable to the Escrow Agent.

against receipt therefor by Parent and thirty-five percent (35%) of the Working Capital Claim out of the Cash Escrow Funds by wire transfer thereof to the account designated by Parent. The number of Escrow Shares to be released and distributed to Parent, if any, shall be valued in accordance with Section 10 hereof.

         Section 5. RELEASE OF ESCROW FUNDS DUE TO INDEMNITY.

                (a) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or Seller and the applicable Parent Indemnified Party shall have arrived at a mutually binding agreement with respect to any claim for indemnification under Section 10.2(a) of the Purchase Agreement (each such resolved claim, a "FINAL CLAIM"), Parent shall deliver to Seller (with a copy to the Escrow Agent) written notice of any sums due and owing by Seller pursuant to the Purchase Agreement with respect to such matter, substantially in the form attached hereto as Exhibit B (a "FINAL CLAIM NOTICE"), and the Escrow Agent shall promptly release and distribute to Parent the number of Escrow Shares necessary to satisfy sixty-five percent (65%) of such Final Claim by a bonded carrier against receipt therefor by Parent and an amount in cash out of the Cash Escrow Funds sufficient to satisfy thirty-five percent (35%) such Final Claim by wire transfer thereof to the account designated by Parent. The number of Escrow Shares to be released and distributed to Parent, if any, shall be valued in accordance with Section 10 hereof.

                (b) Any portion of the Escrow Funds identified and held beyond the applicable release date under Section 6 hereof will continue to be held by the Escrow Agent available to satisfy, in accordance with Section 5(a), any claims for indemnification under Section 10.2(a) of the Purchase Agreement asserted, but not yet resolved, prior to the applicable release date described in Section 6 hereof ("UNRESOLVED CLAIMS"). After any Unresolved Claim is fully resolved in accordance with Section 10.3(c) of the Purchase Agreement and
Section 5(a) hereof and any Final Claim in respect thereof has been paid in full, Parent and Seller shall promptly, but not later than five Business Days after such final resolution and payment, execute and deliver to the Escrow Agent a Joint Instruction Letter directing the Escrow Agent to release any remaining Escrow Funds to Seller that have been retained as Escrow Funds for such Unresolved Claim under Section 6 hereof, which shall be released in the same proportion of Cash Escrow Funds and Escrow Shares as provided in Section 6 hereof. Promptly following the Escrow Agent's receipt of such Joint Instruction Letter, the Escrow Agent shall release and distribute any remaining Escrow Funds to Seller that have been retained as Escrow Funds for such Unresolved Claim under Section 6 hereof, which shall be released in the same proportion of Cash Escrow Funds and Escrow Shares as provided in Section 6 hereof. The Cash Escrow Funds to be released pursuant to this Section 5(b), if any, shall be delivered by wire transfer thereof to the account designated by Seller and the Escrow Shares to be released pursuant to this Section 5(b), if any, shall be delivered by a bonded carrier against receipt therefor by Seller.

         Section 6. PERIODIC RELEASE OF ESCROW FUNDS.

                (a) On [the date that is the first Business Day 90 days after Closing] (the "FIRST RELEASE DATE"), the Escrow Agent shall release and distribute to Seller (i) (A) that number of Escrow Shares, to the extent such Escrow Shares remain in the Escrow Funds, rounded to the nearest whole number, equal to the quotient of ONE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($1,950,000) divided by the Release Date Share Price (as defined in Section 10 hereof) and (B) ONE MILLION FIFTY THOUSAND DOLLARS ($1,050,000) in immediately available funds out of the Cash Escrow Funds (plus interest and dividends earned thereon), less (ii) any distributions made to Parent hereunder and the aggregate dollar amount of any Unresolved Claims identified in the first Unresolved Claims Letter.

                (b) On [the date that is the first Business Day 180 days after Closing] (the "SECOND RELEASE DATE"), the Escrow Agent shall release and distribute to Seller (i) (A) that number of Escrow Shares, to the extent such Escrow Shares remain in the Escrow Funds, rounded to the nearest whole number, equal to the quotient of ONE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($1,950,000) divided by the Release Date Share Price and (B) ONE MILLION FIFTY THOUSAND DOLLARS ($1,050,000) in immediately available funds out of the Cash Escrow Funds (plus interest and dividends earned thereon), less (ii) any distributions made to Parent hereunder following the First Release Date and the aggregate dollar amount of any Unresolved Claims identified in the second Unresolved Claims Letter and not previously retained pursuant to the first Unresolved Claims Letter. Previously retained amounts shall continue to be retained until released in accordance with Sections 5(a) and 5(b).

                (c) On [the last day of the 13th full consecutive month following the Closing Date] (the "FINAL RELEASE Date"), the Escrow Agent shall release and distribute to Seller the remainder of the then remaining Escrow Funds (plus interest and dividends earned thereon), less any Unresolved Claims identified in the final Unresolved Claims Letter and not previously retained pursuant to the first and second Unresolved Claims Letters. Previously retained amounts shall continue to be retained until released in accordance with Sections 5(a) and 5(b).

                (d) On or before each of the First Release Date, the Second Release Date and the Final Release Date, Parent shall deliver to the Escrow Agent written notice of any Unresolved Claims, substantially in the form attached hereto as Exhibit C, which shall specifically identify the nature and Parent's good faith estimate of the amounts of all then Unresolved Claims (the "UNRESOLVED CLAIMS LETTER").

         Section 7. VOTING RIGHTS. Seller shall not be entitled to exercise voting rights with respect to the Escrow Shares until such time as they are released to Seller.

         Section 8. DIVIDENDS, ETC. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any of the Escrow Shares shall not be immediately distributed to Seller, but rather shall be held by the Escrow Agent as a part of the Escrow Funds. At the time any of the Escrow Shares are required to be released from the Escrow Funds to either of the Parties pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow Funds to such Party.

         Section 9. FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Funds pursuant to this Escrow Agreement. In connection with any release and distribution of the Escrow Shares from the Escrow Funds, all such shares shall be rounded to the nearest whole number.

         Section 10. ESCROW SHARE VALUATION AND MECHANICS. For purposes of this Escrow Agreement, the "RELEASE DATE SHARE PRICE," shall be the lesser of (a) the Closing Share Price and (b) the Current Market Price as of the date that is one Business Day before payment is due under Section 4, Section 5 or Section 6 hereof. "CURRENT MARKET PRICE" shall mean the average of the daily per share closing price of Parent Common Stock on the American Stock Exchange (as reported by The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) for the five consecutive trading days that end on the trading day prior to the date payment is made. The Release Date Share Price shall be used for determining the value of Escrow Shares under Section 4 and
Section 5 hereof.

         Section 11. RIGHTS AND RESPONSIBILITIES OF THE ESCROW AGENT.

                (a) Duties. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement (other than (i) the definitions of capitalized terms that are defined in the Purchase Agreement and not otherwise defined herein and (ii) to the extent specific reference is made in this Escrow Agreement to particular provisions of the Purchase Agreement). The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments that may be due it or the Escrow Funds. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence, willful misconduct or bad faith was the primary cause of any loss to either of the Parties. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or non action based on such declaratory judgment. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

                (b) Reliance on Orders. If any Escrow Funds are at any time attached, garnished or levied upon under any court order or in case the release of any such Escrow Funds is stayed or enjoined by any court order, or in case any order, judgment or decree is made or entered by any court affecting such Escrow Funds or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree that it is advised by legal counsel is binding upon it. If the Escrow Agent complies with any such order, writ, judgment or decree, it will not be liable to any of the Parties or to any other person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                (c) Liability. The Escrow Agent will not be liable for any act taken or omitted under this Escrow Agreement if taken or omitted by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence, willful misconduct or bad faith was the primary cause of any loss to either of the Parties. The Escrow Agent will also be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine (including facsimiles thereof).

                (d) Resignation. The Escrow Agent, and any successor escrow agent, may resign at any time as the Escrow Agent hereunder by giving at least 30 days written notice to Parent and Seller. Upon such resignation and the appointment of a successor escrow agent, the resigning Escrow Agent will be absolved from any and all liability in connection with the exercise of its powers and duties as the Escrow Agent hereunder except for liability arising in connection with its gross negligence, willful misconduct or bad faith. Upon their receipt of notice of resignation from the Escrow Agent, Parent and Seller will use reasonable efforts jointly to designate a successor escrow agent. In the event Parent and Seller do not agree upon a successor escrow agent within 30 days after the receipt of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief and any such resulting appointment will be binding upon all of the Parties. By mutual agreement, Parent and Seller will have the right at any time upon not less than 10 days written notice to the Escrow Agent to terminate their appointment of the Escrow Agent, or successor escrow agent, as the Escrow Agent. The Escrow Agent or successor escrow agent will continue to act as Escrow Agent until a successor is appointed and qualified to act as the Escrow Agent.

                (e) Conflicting Demands. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent that are directly related to its duties under this Escrow Agreement, the parties hereto agree that the Escrow Agent will take no action until (i) such action is agreed to in writing by the Parties or (ii) the issuance of a court order by a court of competent jurisdiction directing the Escrow Agent with respect to the action that is the subject of the conflicting demands or notices.

                (f) Indemnification. Parent and Seller hereby agree, severally but not jointly, to indemnify the Escrow Agent for, and to hold the Escrow Agent harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent's entering into this Escrow Agreement and carrying out the Escrow Agent's duties hereunder, including costs and expenses of successfully defending the Escrow Agent against any claim of liability with respect thereto. One-half of any payment made pursuant to this
Section 11(f) will be paid by Parent and one-half will be paid by Seller. The Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                (g) Fees and Expenses of Escrow Agent. The Escrow Agent will (i) be paid a fee for its services under this Escrow Agreement as provided by Exhibit D and (ii) be entitled to reimbursement for reasonable expenses (including the reasonable fees and disbursements of its counsel) actually incurred by the Escrow Agent in connection with its duties under this Escrow Agreement (such fees and expenses being hereinafter referred to collectively as the "ESCROW AGENT FEES AND EXPENSES"). All Escrow Agent Fees and Expenses will be shared equally by Parent and by Seller.

         Section 12. MISCELLANEOUS.

                (a) Notices. All notices and other communications under this Escrow Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to Seller, to:

                  National By-Products, LLC
                  1020 Locust Street
                  Des Moines, IA 50303
                  Attention:  Mark A. Myers, President
                  Facsimile:  888-937-6556

                  With a copy to:

                  Nyemaster, Goode, West, Hansell & O'Brien PC
                  700 Walnut Street, Suite 1600
                  Des Moines, IA 50309-3899
                  Attention:  Carlton T. King
                  Facsimile:  525-283-3108

                  If to Parent, to:

                  Darling International Inc.
                  251 O'Connor Ridge Blvd., Suite 300
                  Irving, Texas 75038
                  Facsimile:  972-281-4475
                  Attention:  General Counsel

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas 75201
                  Facsimile:  214-746-7777
                  Attention:  Mary R. Korby, Esq.

                  If to the Escrow Agent, to:

                  U.S. Bank, National Association
                  [Address]

                  Attention:
                  Facsimile:

                (b) Binding Effect; Assignment. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Escrow Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Escrow Agreement except as provided below. No assignment of this Escrow Agreement or of any rights or obligations hereunder may be made by either Seller, Parent or the Escrow Agent (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Parent may assign this Escrow Agreement and any or all rights or obligations hereunder to any Affiliate of Parent, any Person from which it has borrowed money or any Person to which Parent or any of its Affiliates proposes to sell all or substantially all of the assets relating to the Business. Upon any such permitted assignment, the references in this Escrow Agreement to Parent shall also apply to any such assignee unless the context otherwise requires.

                (c) Amendment and Waivers. This Escrow Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Escrow Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Escrow Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Escrow Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                (d) Governing Law. This Escrow Agreement and all matters based upon, arising out of or related to this Escrow Agreement or the negotiation, execution or performance of this Escrow Agreement shall be governed by and construed in accordance with the laws, both procedural and substantive, of the State of New York without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

                (e) Headings. The division of this Escrow Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Escrow Agreement. All references in this Escrow Agreement to any "Section" or "Exhibit" are to the corresponding Section or Exhibit of this Escrow Agreement unless otherwise specified.

                (f) Termination. This Escrow Agreement will terminate at the time of the final distribution by the Escrow Agent of all Escrow Funds in accordance with the provisions of this Escrow Agreement. Section 11(f) will survive the termination hereof.

                (g) Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Escrow Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                (h) Severability. If any term or other provision of this Escrow Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Escrow Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Escrow Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. (i) Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrow Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages, or other losses that the Escrow Agent may be otherwise entitled to collect from either of the Parties.

                (j) General. The terms and provisions of this Escrow Agreement and the Purchase Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

                (k) Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule 1. The undersigned is authorized to certify that the signatories on Schedule 1 are authorized signatories. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Parties' respective executive officers, ("EXECUTIVE OFFICERS"), which shall include the titles of President, Chief Executive Officer and Chief Financial Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective duly authorized officers, as of the date first written above.


--------------------------------------------------------------------------------

TAX CERTIFICATION: Taxpayer ID#:
                                 --------------------------------------

Customer is a (check one):


 X  Corporation      Municipality    Partnership    Non-profit or Charitable Org
---               ---             ---            ---

    Individual       REMIC           Trust          Other
---               ---             ---            ---      ----------------------


Under the penalties of perjury, the undersigned certifies that:

(1)   the entity is organized under the laws of the United States;

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

--------------------------------------------------------------------------------



                                     PARENT:

                                     DARLING INTERNATIONAL INC.

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:




                       SIGNATURE PAGE TO ESCROW AGREEMENT

--------------------------------------------------------------------------------

TAX CERTIFICATION: Taxpayer ID#:
                                 --------------------------------------

Customer is a (check one):

    Corporation      Municipality    Partnership     Non-profit or Charitable Org
---               ---             ---            ---

    Individual       REMIC           Trust        X  Other  Limited Liability Company
---               ---             ---            ---        ----------------------

Under the penalties of perjury, the undersigned certifies that:

(1)   the entity is organized under the laws of the United States;

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

--------------------------------------------------------------------------------



                                     SELLER:

                                     NATIONAL BY-PRODUCTS, LLC

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:







                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                     ESCROW AGENT:

                                     U.S. BANK, NATIONAL ASSOCIATION

                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:






























                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                    Exhibit A

                            JOINT INSTRUCTION LETTER


         Pursuant to [Section 4] [Section 5(b)] of that certain Escrow Agreement (the "ESCROW AGREEMENT") dated as of _____________ ___, 2006, by and among Darling International Inc., a Delaware corporation, National By-Products, LLC, an Iowa limited liability company, and U.S. Bank, National Association, as the Escrow Agent, the undersigned hereby instruct and direct the Escrow Agent to release the Escrow Funds or a portion thereof on the date and in the manner and amount set forth below. Capitalized terms used but not defined in this Joint Instruction Letter shall have the meanings ascribed to such terms in the Escrow Agreement.

RELEASE DATE:  ____________ ___, 200__

TOTAL RELEASE AMOUNT:  $______________.___

ESCROW CASH:  $______________.___

ESCROW SHARES:  ______________

INSTRUCTIONS:







            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the undersigned have caused this Joint Instruction Letter to be executed by their respective duly authorized officers, as of this ___ day of ______________, 200__.


                                    DARLING INTERNATIONAL INC.

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                    NATIONAL BY-PRODUCTS, LLC

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Exhibit B

                               FINAL CLAIM NOTICE

         Pursuant to Section 10.3(c) of the Purchase Agreement and Section 5(a) of that certain Escrow Agreement (the "ESCROW AGREEMENT") dated as of _____________ ___, 2006, by and among Darling International Inc., a Delaware corporation, National By-Products, LLC, an Iowa limited liability company ("SELLER"), and U.S. Bank, National Association, as the Escrow Agent, the undersigned hereby gives notice to Seller and directs the Escrow Agent to release a portion of the Escrow Funds on the date and in the manner and amount set forth below. Capitalized terms used but not defined in this Final Claim Notice shall have the meanings ascribed to such terms in the Escrow Agreement.

RELEASE DATE:  ____________ ___, 200__

TOTAL RELEASE AMOUNT:  $______________.___

ESCROW CASH:  $______________.___

ESCROW SHARES:  ______________

INSTRUCTIONS:





                                    * * * * *

         IN WITNESS WHEREOF, the undersigned has caused this Final Claim Notice to be executed by its duly authorized officer, as of this ___ day of ______________, 200__.



                                     DARLING INTERNATIONAL INC.

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                    Exhibit C

                            UNRESOLVED CLAIMS LETTER

         Pursuant to Section 6(d) of that certain Escrow Agreement (the "ESCROW AGREEMENT") dated as of _____________ ___, 2006, by and among Darling International Inc., a Delaware corporation, National By-Products, LLC, an Iowa limited liability company, and U.S. Bank, National Association, as the Escrow Agent, the undersigned hereby directs the Escrow Agent to retain (in the Escrow Funds) the amount set forth below from the portion of the Escrow Funds to be released on the [First] [Second] [Final] Release Date, so that such retained Escrow Funds may be available to satisfy, if necessary, the Unresolved Claim(s) set forth below. Capitalized terms used but not defined in this Unresolved Claims Letter shall have the meanings ascribed to such terms in the Escrow Agreement.

DATE:  ____________ ___, 200__

UNRESOLVED CLAIM(S) AMOUNT:  $______________.___

NATURE OF UNRESOLVED CLAIM(S):







                                    * * * * *

         IN WITNESS WHEREOF, the undersigned has caused this Unresolved Claims Letter to be executed by its duly authorized officer, as of this ___ day of _____________, 200__.



                                     DARLING INTERNATIONAL INC.

                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                    Exhibit D

                              FEES OF ESCROW AGENT

                                   Schedule 1

                    TELEPHONE NUMBER(S) AND SIGNATURE(S) FOR
      PERSON(S) DESIGNATED TO GIVE AND CONFIRM FUNDS TRANSFER INSTRUCTIONS


If to Parent:

             Name                Telephone Number              Signature

1.   _____________________       _________________         __________________

2.   _____________________       _________________         __________________

3.   _____________________       _________________         __________________



If to Seller:

             Name                 Telephone Number              Signature

1.   _____________________       _________________         __________________

2.   _____________________       _________________         __________________

3.   _____________________       _________________         __________________


Telephone call backs shall be made to both Parent and Seller if joint instructions are required pursuant to the Escrow Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

                                                                       EXHIBIT B

                            RULE 145 AFFILIATE LETTER
                            -------------------------

                                 ________, 2006

Darling International Inc.
251 O'Connor Ridge Blvd., Suite 300
Irving, Texas 75038
Attn: General Counsel

Dear Sir/Madam:

           Reference is made to the terms of that certain Asset Purchase Agreement dated December 19, 2005 (the "Agreement"), among National
By-Products, LLC, an Iowa limited liability company ("Seller"), Darling National LLC, a Delaware limited liability company ("Purchaser"), and Darling International Inc., a Delaware corporation ("Parent"), pursuant to which Purchaser will acquire substantially all of Seller's assets in exchange for consideration including the issuance of new shares representing twenty percent of the outstanding shares of Parent's common stock, par value $0.01 per share ("Parent Common Stock"), on the Closing Date (the "Transaction"). Terms used but not defined in this letter shall have the meanings assigned to such terms in the Agreement.

           I understand that I may be deemed to be an "affiliate" of Seller, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Act").

           If in fact I were to be deemed an "affiliate" of Seller under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of Parent Common Stock received by me pursuant to the Transaction may be restricted under current law.

           I hereby represent, warrant and covenant to Parent that:

           I will not sell, pledge, transfer or otherwise dispose of any Parent Common Stock unless (i) such sale, pledge, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter obtained by me from the staff of the Securities and Exchange Commission (the "SEC"), (a) such sale, pledge, transfer or other disposition will not violate or is otherwise exempt from registration under the Act and (b) such sale, pledge, transfer or other disposition otherwise complies with all applicable laws;

           I hereby acknowledge that Parent is under no obligation to register the sale, transfer, pledge or other disposition by me of Parent Common Stock or to take any other action necessary for the purpose of making an exemption from registration available.

           I understand that Parent will issue stop transfer instructions to its transfer agent with respect to Parent Common Stock to be received in the Transaction and that a restrictive legend will be placed on certificates delivered to me evidencing such Parent Common Stock in substantially the following form:

          "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may be sold or otherwise disposed of only in accordance with the terms of a letter agreement, dated ____________, 2006, between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer) which contains further restrictions on the transferability of the shares represented hereby."

           It is understood and agreed that the legend set forth above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) the securities have been sold in conformity with the provisions of Rule 145 under the Act, (ii) Parent Common Stock received by me in the Transaction are registered for sale by me under the Act or (iii) Parent has received either an opinion of counsel in form and substance reasonably satisfactory to Parent, or a "no-action" letter obtained by me from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

           The term "Parent Common Stock" as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Common Stock.

           I hereby acknowledge that I have read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of Parent Common Stock to the extent I felt necessary with my counsel.

           This letter will be governed by the laws of Texas regardless of any applicable principles of conflict of laws. This letter will be binding upon the undersigned and Parent and their respective successors and assigns. This letter is the complete agreement between the undersigned and Parent concerning the subject matter hereof. If the Agreement is terminated in accordance with its terms prior to the Closing Date, then the legal effect of this letter will thereupon automatically terminate.

           Execution of this letter shall not be construed as an admission on my part of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

                                                 Very truly yours,


                                                 -------------------------------
                                                 Name:

Agreed to and accepted as of the
date first written above:

Darling International Inc.



By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT C

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT
                  --------------------------------------------


           This NONCOMPETITION AND NONSOLICITATION AGREEMENT (this "Agreement") is made and entered into as of the [__] day of [____________], 2006, by and among Darling International Inc., a Delaware corporation ("Parent"), Darling National LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent ("Company"), and Dean Carlson ("Executive").

           WHEREAS, Company and Parent have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") with National By-Products, LLC, an Iowa limited liability company ("Seller"), dated as of December 19, 2005, and capitalized terms used herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement; and

           WHEREAS, pursuant to the Asset Purchase Agreement, Seller will sell to Company, and Company will purchase from Seller, substantially all of Seller's assets (the "Transaction"); and

           WHEREAS, in order to induce Company and Parent to enter into the Asset Purchase Agreement, Seller agreed that Executive would enter into an agreement to refrain from entering into competition with and/or engaging in solicitation with respect to the Business (as defined below); and

           WHEREAS, Executive is the Chairman of Seller's Board of Managers and a holder of equity interests in Seller; and

           WHEREAS, Executive will derive a significant benefit from the Transaction as a result of his ownership of equity interests in Seller; and

           WHEREAS, pursuant to the terms and conditions of the Asset Purchase Agreement, the execution of this Agreement is a condition precedent to the consummation of the transactions contemplated therein.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises and undertakings in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Noncompetition. For a period of five (5) years from the date hereof, Executive shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the Business or that otherwise competes with the Business (a "Restricted Business"). The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Company and Parent, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever. For purposes of this Agreement, the term "Business" means the business of Company, including (a) the collection and conversion of animal and poultry by-products from the meat processing and restaurant industries into fats and protein meal products, (b) the collection, processing and marketing of animal hides, and (c) the sale of the processed products to livestock and pet food manufacturers, among other customers, throughout the United States and internationally.

2. Non-solicitation. For a period of five (5) years from the date hereof, Executive shall not, and shall not permit any of his or her Affiliates to, directly or indirectly: (a) cause, solicit, induce or encourage any Employees of Company or Seller to leave such employment or hire, employ or otherwise engage any such individual or (b) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former customer of Seller and any Person that becomes a client or customer of the Business after the Closing) or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship.

3. Confidentiality. From and after the date hereof, Executive shall not and shall cause his or her Affiliates and their respective officers and directors not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Parent or Company or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Parent or Company, any Confidential Information (as defined below). Executive and his or her Affiliates shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable Law, Executive shall, to the extent reasonably possible, provide Parent with prompt notice of such requirement prior to making any disclosure so that Parent may seek an appropriate protective order. For purposes of this Section 3, "Confidential Information" means any information with respect to the Business, including methods of operation, customers, customer lists, products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

4. Acknowledgments; Injunctive Relief.

           (a) Executive acknowledges and agrees that the restrictive covenants contained in Section 1, Section 2 and Section 3 are reasonable with respect to their duration and scope, and reasonable and necessary to protect legitimate business interests of Company and Parent. Executive also acknowledges and agrees that Parent and Company are relying on the agreements contained herein in entering into the transactions contemplated by the Asset Purchase Agreement.

           (b) The parties acknowledge that a breach of this Agreement by Executive would cause irreparable injury to Company and Parent, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Agreement will be inadequate. Therefore, Company and Parent will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Agreement without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 4(b) are cumulative and in addition to any other rights and remedies which Company or Parent may have hereunder or at law or in equity.

5. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

         If to Company or Parent, to:

                  c/o Darling International Inc.
                  251 O'Connor Ridge Blvd., Suite 300
                  Irving, Texas 75038
                  Facsimile:  972-281-4475
                  Attn:  General Counsel

         With a copy to (which shall not constitute notice):

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas 75201
                  Facsimile:  214-746-7777
                  Attention:  Mary R. Korby, Esq.

         If to Executive, to:

                  Dean Carlson
                  __________________

                  Fax:_____________

6. Interpretation.

           (a) Ambiguities. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

           (b) Headings. The Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

           (c) Governing Law. This Agreement and all matters based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws, both procedural and substantive, of the State of New York without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

           (d) Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7. Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8. Assignment/Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Parent or Company (by operation of law or otherwise) without the prior written consent of Executive and any attempted assignment without the required consents shall be void; provided, however, that Parent and Company may assign this Agreement and any or all rights or obligations hereunder to any Affiliate of Parent, any Person from which it has borrowed money or any Person to which Parent or any of its Affiliates proposes to sell all or substantially all of the assets relating to the Business. Upon any such permitted assignment, the references in this Agreement to Parent or Company, as applicable, shall also apply to any such assignee unless the context otherwise requires. The rights of Executive under this Agreement may not be assigned or encumbered by Executive, voluntarily or involuntarily, and any attempted assignment shall be void.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first written above.

                                         DARLING NATIONAL LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         DARLING INTERNATIONAL INC.



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         ---------------------------------------
                                         Dean Carlson

                                                                       EXHIBIT D

                                  BILL OF SALE
                                  ------------

           This BILL OF SALE (this "Bill of Sale") is made and delivered this [___] day of [_______], 2006, by National By-Products, LLC, an Iowa limited liability company ("Seller"), for the benefit of Darling National LLC, a Delaware limited liability company ("Purchaser"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (as hereinafter defined).

           WHEREAS, Seller and Purchaser have entered into that certain Asset Purchase Agreement dated as of December 19, 2005 (the "Agreement"), the terms of which are incorporated herein by reference, which provides, among other things, for the sale and assignment by Seller to Purchaser of the Purchased Assets as described in Section 2.1 of the Agreement.

           NOW, THEREFORE, in consideration of the mutual promises contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, and subject to the terms and conditions of the Agreement:

           1. Transfer of Purchased Assets. Seller does hereby bargain, sell, grant, assign, transfer, convey and deliver unto Purchaser, and its successors and assigns, forever, all of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Liens except for Permitted Exceptions, TO HAVE AND TO HOLD such Purchased Assets with all appurtenances thereto, unto Purchaser, and its successors and assigns, for its use forever.

           2. Further Assurances. At and after the Closing, Seller shall from time to time, at the request of Purchaser and without further cost or expense to Purchaser, execute and deliver such other instruments of assignment, transfer and conveyance and shall take such other action as Purchaser may reasonably request in order more effectively to assign, transfer and convey to Purchaser, and to place Purchaser in possession and control of, any of the Purchased Assets, or to enable it to exercise and enjoy all rights and benefits of Seller with respect thereto.

           3. Successors and Assigns. This Bill of Sale shall inure to the benefit of and be binding upon the parties thereto and their respective successors and permitted assigns.

           4. Conflicts with Agreement. Nothing in this Bill of Sale, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Agreement. To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the Agreement, the Agreement shall govern.

           5. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

           6. Governing Law. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Texas, as applied to contracts made and performed entirely in such State and without regard to its principles of conflict of laws.

           IN WITNESS WHEREOF, and intending to be legally bound hereby, Seller has caused this Bill of Sale to be executed and delivered as of the day and year first above written.

                                              NATIONAL BY-PRODUCTS, LLC



                                              By:
                                                   -----------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                   -----------------------------

                                                                       EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

           This ASSIGNMENT AND ASSUMPTION AGREEMENT, is dated as of [___], 2006 (this "Assignment"), between National By-Products, LLC, an Iowa limited liability company ("Seller") and Darling National LLC, a Delaware limited liability company ("Purchaser"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (as hereinafter defined).

                              W I T N E S S E T H:
                              --------------------

           WHEREAS, Seller and Purchaser are parties to an Asset Purchase Agreement, dated as of December 19, 2005 (the "Agreement"), providing for, among other things, the sale by Seller to Purchaser of the Purchased Assets and the assumption by Purchaser of the Assumed Liabilities; and

           WHEREAS, in accordance with the terms of the Agreement, Seller and Purchaser have agreed to enter into this Assignment, providing for (a) the assignment from Seller to Purchaser of all of Seller's right, title and interest in, under and to the Purchased Contracts from and after the Closing, on and subject to the terms of the Agreement, and (b) the acceptance by Purchaser of such assignment and the assumption by Purchaser of (i) all obligations to be performed by Seller under the Purchased Contracts on and after the Closing Date and (ii) the other Assumed Liabilities.

           NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. Assignment. In accordance with and subject to the terms of the Agreement, Seller hereby sells, assigns, transfers and conveys to Purchaser, all of Seller's right, title and interest in and to the Purchased Contracts.

           2. Acceptance and Assumption. In accordance with and subject to the terms of the Agreement, Purchaser hereby (a) purchases and accepts the assignment, transfer and conveyance of Seller's right, title and interests in, under and to the Purchased Contracts; (b) assumes, undertakes and agrees, subject to valid claims and defenses, to pay, satisfy, perform or discharge in accordance with the terms thereof all obligations and liabilities of any kind arising out of, or required to be performed under, such assigned Purchased Contracts from and after the Closing; and (c) assumes, undertakes and agrees to pay, satisfy, perform or discharge in accordance with the terms thereof all of the Assumed Liabilities.

           3. Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

           4. Conflicts with Agreement. Nothing in this Assignment, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Agreement. To the extent that any provision of this Assignment conflicts or is inconsistent with the terms of the Agreement, the Agreement shall govern.

           5. Counterparts. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

           6. Governing Law. This Assignment and all matters based upon, arising out of or related to this Assignment or the negotiation, execution or performance of this Assignment shall be governed by and construed in accordance with the laws, both procedural and substantive, of the State of Texas without regard to its conflict of laws provisions that if applied might require the application of the laws of another jurisdiction.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment as of the date first written above.



                                              NATIONAL BY-PRODUCTS, LLC



                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              DARLING INTERNATIONAL INC.



                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT F

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, which are intended to constitute a LIMITED POWER OF ATTORNEY, that the undersigned, National By-Products, LLC, an Iowa limited liability company, ("Seller"), does hereby appoint Darling National LLC, a Delaware limited liability company ("Purchaser"), as its attorney-in-fact to endorse and deposit all checks and other evidences of indebtedness received by Purchaser on account of the assets transferred by Seller to Purchaser pursuant to that certain Asset Purchase Agreement (the "Agreement") dated as of December 19, 2005, by and among Seller, Purchaser, and Darling International Inc.

           To induce any third party to rely on this instrument, it is hereby agreed that any third party receiving a duly executed copy or facsimile of this instrument may rely on this instrument, until revocation of this instrument shall have been received by such third party, and the undersigned hereby agrees to indemnify and hold harmless such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument prior to the receipt of such revocation.

           IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized signatory.



                                             NATIONAL BY-PRODUCTS, LLC



                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:


Dated:  [________ __, 2006]

                                                                      EXHIBIT G

                       FORM OF OPINION OF SELLER'S COUNSEL
                       -----------------------------------

                                                        REPLY TO: DES MOINES

                                                              FACSIMILE
                                                            515-283-3108

                                                     WRITER'S DIRECT DIAL NUMBER
                                                            515-283-3121

                                                      E-MAIL: GRN@NYEMASTER.COM


                             ________________, 2006


Darling International Inc.                           Darling National LLC
251 O'Connor Ridge Blvd.                             251 O'Connor Ridge Blvd.
Suite 300                                            Suite 300
Irving, TX  75038                                    Irving, TX  75038

Ladies and Gentlemen:

         We have acted as counsel for National By-Products, LLC ("Seller") in connection with the Asset Purchase Agreement (the "Purchase Agreement") dated as of December 19, 2005 among Darling International Inc. (Parent), Darling National LLC ("Purchaser") and Seller. This opinion is being rendered to you at the request of Seller pursuant to Section 9.1(x) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, and subject to the qualifications and exceptions hereinafter set forth, we are of the opinion that:

         1. Seller is a limited liability company validly existing and in good standing under the laws of the State of Iowa and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller is duly qualified to

December 19, 2005
Page 2


transact business and is in good standing as a foreign corporation in each jurisdiction identified in Schedule 1 hereto.

         2. Seller has all requisite limited liability company power and authority to execute and deliver the Seller Documents (which for the purpose of this letter also includes the Purchase Agreement) and to perform its obligations thereunder. The execution, delivery and performance of the Seller Documents by Seller have been duly authorized by all necessary limited liability company action on the part of Seller. The Seller Documents have been duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery thereof by the other parties thereto and assuming the applicability of Iowa law) constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3. The execution and delivery by Seller of the Seller Documents and the performance by Seller of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of Seller's operating agreement or bylaws, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which Seller is a party or by which it is bound of which we are aware,
(iii)Iowa or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Seller of which we are aware.

         4. No consent, approval, waiver, license or authorization or other action by or filing with any Iowa or federal governmental authority is required in connection with the execution and delivery by Seller of the Seller Documents to which it is a party, the consummation by Seller of the transactions contemplated thereby or the performance by Seller of its obligations thereunder, except for the filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and for filings and other actions required pursuant to the Securities Act of 1933 and/or the Securities Exchange Act of 1934 and the rules and regulations thereunder and federal and state securities or blue sky laws, and except those already obtained or which are not listed on Company Disclosure Schedule 7.3 or waived by Parent and Purchaser.

         5. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against Seller that relates to any of the transactions contemplated by the Seller Documents to which it is a party.

December 19, 2005
Page 3


         6. Seller has amended its Rights Agreement, dated as of January 1, 1999, such that it shall terminate immediately prior to the Closing.

         The foregoing opinions are subject to the following qualifications and exceptions:

         A. We express no opinion with respect to the laws of any jurisdiction other than the State of Iowa and the federal laws of the United States of America, as now in effect. To the extent the Seller Documents provide that they are to be governed by the law of jurisdictions other than the Iowa, we have assumed at your request that such documents are instead governed by Iowa law. There may be material differences between the law of Iowa and such other jurisdictions and there is no reasonable expectation that Iowa law will apply. Accordingly, we express no opinion and make no representation as to the appropriateness of the assumption regarding Iowa law as governing. We express no opinion as to any ordinance or regulation of any municipal, county, township or other local governmental authority.

         B. We have assumed the genuineness of all signatures appearing on the documents examined by us other than Seller on the Purchase Agreement, the legal capacity of all natural persons, the genuineness, completeness and authenticity of all documents submitted to us as originals and the conformity with genuine, complete and authentic originals of all documents submitted to us as copies.

         C. We express no opinion in connection with the Purchase Agreement or the transactions contemplated thereby, and no opinion may be implied or inferred, except as expressly set forth in this opinion letter.

         D. When an opinion set forth herein is given to our knowledge or of which we are aware, that knowledge or awareness is limited to the actual knowledge of the individual lawyers in the firm who have participated directly in the matters referred to us by Seller and its representatives in the course of our regular representation of Seller, without any special or additional investigation undertaken for purposes of this opinion.

         E. The opinions expressed herein are made as of the date hereof, and we do not undertake to update this opinion with respect to any changes of which we may later become aware.

         F. This opinion letter is limited in its use solely to reliance by you and the lenders of Parent in consummating the transactions contemplated by the Purchase Agreement. No other person or entity may rely or claim reliance upon this opinion letter, and it is not to be quoted in whole or in part or otherwise

December 19, 2005
Page 4


referred to or furnished to any other person or entity without the prior written consent of this firm.

         G. We have assumed that you have all requisite power and authority and have taken all necessary action to execute and deliver the Purchase Agreement and to authorize the performance of your obligations thereunder, that the Purchase Agreement has been duly executed and delivered by you and that the Purchase Agreement is the valid and binding obligation of you, enforceable against you in accordance with its terms.

         H. We express no opinion with respect to the governing law, submission to jurisdiction, non-competition, waiver of bulk sales laws or liquidated damages provisions in the Seller Documents.

                                                Very truly yours,

                                                NYEMASTER, GOODE, WEST,
                                                    HANSELL & O'BRIEN, P.C.

                                                By ____________________________
                                                   G. R. Neumann

GRN:pks

                                                                       EXHIBIT H
                                                              SUBJECT TO OPINION
                                                              COMMITTEE REVIEW

                      Form of Opinion for Parent's Counsel
                      ------------------------------------

                                 ________, 2006



National By-Products, LLC
1020 Locust Street
Des Moines, IA 50303
Attention: Mark A. Myers, President

Ladies and Gentlemen:

           We have acted as special counsel to Darling International Inc., a Delaware corporation ("Parent"), and Darling National LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent ("Purchaser"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, that certain Asset Purchase Agreement dated as of December 19, 2005 by and among Parent, Purchaser and National By-Products, LLC (the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (a)(i) the Purchase Agreement, (ii) the Escrow Agreement dated as of the date hereof, by and among Parent, National By-Products, LLC and U.S. Bank, N.A. (the "Escrow Agreement") and (iii) the Noncompetition and Nonsolicitation Agreement dated as of the date hereof, by and between Parent and Dean Carlson (the "Noncompetition Agreement" and together with the Purchase Agreement and the Escrow Agreement, the "Transaction Documents") and (b) such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Parent and Purchaser, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Parent and Purchaser and upon the representations and warranties of Parent and Purchaser contained in the Purchase Agreement. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Purchase Agreement.


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
           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

           1. Parent is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

           2. Purchaser is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

           3. The shares of common stock to be issued pursuant to the Purchase Agreement have been duly authorized and, when issued as contemplated by the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in Parent's Certificate of Incorporation.

           4. Each of Parent and Purchaser has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by each of Parent and Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each of Parent and Purchaser. The Transaction Documents to which each of Parent and Purchaser are a party have been duly and validly executed and delivered by each of Parent and Purchaser and (assuming the due authorization, execution and delivery thereof by the other parties thereto), constitute the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (B) no opinion is expressed with respect to Section 7.7 of the Purchase Agreement, (C) enforceability may be affected by any failure to comply with the bulk sales laws of any jurisdiction and (D) no opinion is expressed with respect to any provision of the Transaction Documents providing for liquidated damages.

           5. The execution and delivery by Purchaser of the Transaction Documents to which it is a party and the performance by Purchaser of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of Purchaser's certificate of formation or limited liability company agreement, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which Purchaser is a party or by which it is bound of which we are aware, (iii) New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Purchaser of which we are aware.


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
           6. The execution and delivery by Parent of the Transaction Documents to which it is a party and the performance by Parent of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of Parent's certificate of incorporation or bylaws, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which Parent is a party or by which it is bound of which we are aware, (iii) New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Parent of which we are aware.

           7. Except for the filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, no consent, approval, waiver, license or authorization or other action by or filing with any New York state or federal governmental authority is required in connection with the execution and delivery by each of Parent and Purchaser of the Transaction Documents to which it is a party, the consummation by each of Parent and Purchaser of the transactions contemplated thereby or the performance by each of Parent and Purchaser of its respective obligations thereunder, except for filings and other actions required pursuant to the Securities Act of 1933 and/or the Securities Exchange Act of 1934 and the rules and regulations thereunder and federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and those already obtained.

           The opinions expressed herein are limited to the laws of the State of New York, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.


                                            Very truly yours,





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